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                                                                    EXHIBIT 10.3

================================================================================

                           REVOLVING CREDIT AGREEMENT


                           DATED AS OF MARCH 25, 2002


                                  BY AND AMONG


                              TRC COMPANIES, INC.,
            CERTAIN SUBSIDIARIES LISTED ON THE SIGNATURE PAGE HEREOF,
                  EACH AS A BORROWER AND TOGETHER THE BORROWERS


                THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF,
                                 AS THE LENDERS

                                       AND

                           FIRST UNION NATIONAL BANK,
                 AS SOLE LEAD ARRANGER AND ADMINISTRATIVE AGENT

================================================================================
PREPARED BY:  WINDELS MARX LANE & MITTENDORF, LLP
              120 ALBANY STREET PLAZA
              NEW BRUNSWICK, NEW JERSEY 08901
              ATTN: FRANCIS J. QUINN

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                                TABLE OF CONTENTS

SECTION 1.    DEFINITIONS AND PRINCIPLES OF CONSTRUCTION................................................. 1

   1.01     DEFINITIONS.................................................................................. 1
   1.02     PRINCIPLES OF CONSTRUCTION...................................................................13

SECTION 2.    AMOUNT AND TERMS OF CREDIT.................................................................13

   2.01     REVOLVING CREDIT.............................................................................13
   2.02     REVOLVING CREDIT PAYMENT AND MATURITY; EXTENSION OF MATURITY.................................14
   2.03     PROCEDURE FOR REVOLVING CREDIT LOAN BORROWINGS...............................................14
   2.04     REDUCTION OF COMMITMENT......................................................................15
   2.05     SWINGLINE LOANS..............................................................................15
   2.06.    PROCEDURES FOR SWINGLINE LOANS...............................................................16
   2.07     INTEREST.....................................................................................17
   2.08     CONVERSIONS AND CONTINUATIONS................................................................17
   2.09     LETTERS OF CREDIT............................................................................18
   2.10     LETTER OF CREDIT REQUESTS....................................................................19
   2.11     LETTER OF CREDIT PARTICIPATIONS..............................................................19
   2.12     AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.................................................21
   2.13     INDEMNIFICATION; NATURE OF AGENT'S DUTIES....................................................21
   2.14     INCREASED COSTS; ILLEGALITY; CAPITAL ADEQUACY; FUNDING LOSSES................................23
   2.15     COMPUTATION..................................................................................25
   2.16     SECURITY.....................................................................................25
   2.17     INCREASE OF THE COMMITMENTS AND MAXIMUM AVAILABLE REVOLVING CREDIT AMOUNT....................25

SECTION 3.    FEES.......................................................................................26

   3.01     UNUSED FEE...................................................................................26
   3.02     LETTER OF CREDIT FEE.........................................................................26
   3.03     LETTER OF CREDIT PROCESSING FEE..............................................................27
   3.04     AGENT'S FEES.................................................................................27
   3.05     AMENDMENT FEE................................................................................27

SECTION 4.    PREPAYMENTS AND PAYMENTS GENERALLY.........................................................27

   4.01     VOLUNTARY PREPAYMENTS........................................................................27
   4.02     MANDATORY PREPAYMENTS........................................................................27
   4.03     APPLICATION OF MANDATORY PREPAYMENTS.........................................................27
   4.04     GENERAL PROVISIONS AS TO PAYMENTS............................................................28
   4.05     NET PAYMENTS.................................................................................28
   4.06     DEBITING OF ACCOUNT..........................................................................29

SECTION 5.    CONDITIONS.................................................................................29

   5.01     DOCUMENTS REQUIRED FOR INITIAL ADVANCE.......................................................29
   5.02     REQUIREMENTS FOR ANY ADVANCE AND ISSUANCE OF LETTER OF CREDIT................................31

SECTION 6.    REPRESENTATIONS AND WARRANTIES.............................................................31

   6.01     ORGANIZATION; AUTHORITY......................................................................31
   6.02     USE OF PROCEEDS; MARGIN REGULATION...........................................................32
   6.03     SPECIFIC FINANCIAL STATEMENTS................................................................32
   6.04     LITIGATION...................................................................................33

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
   6.05     NO MATERIALLY ADVERSE CONTRACTS, ETC.........................................................33
   6.06     COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.................................................33
   6.07     ERISA........................................................................................33
   6.08     TAX STATUS...................................................................................33
   6.09     COMPLIANCE WITH STATUTES, ETC................................................................34
   6.10     NO AUTHORIZATIONS OR APPROVALS...............................................................34
   6.11     HOLDING COMPANY AND INVESTMENT COMPANY ACTS..................................................34
   6.12     SUBSIDIARIES.................................................................................34
   6.13     INTELLECTUAL PROPERTY, ETC...................................................................34
   6.14     LABOR MATTERS................................................................................34
   6.15     ASSETS AND PROPERTIES........................................................................35
   6.16     INSURANCE....................................................................................35
   6.17     TRUE AND COMPLETE DISCLOSURE.................................................................35
   6.18     ABSENCE OF FINANCING STATEMENTS, ETC.........................................................35
   6.19     PERFECTION OF SECURITY INTEREST..............................................................35
   6.20     CERTAIN TRANSACTIONS.........................................................................36
   6.21     ENVIRONMENTAL COMPLIANCE.....................................................................36

SECTION 7.    AFFIRMATIVE COVENANTS......................................................................37

   7.01     RECORDS AND ACCOUNTS.........................................................................38
   7.02     FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION...........................................38
   7.03     COMPLIANCE CERTIFICATES......................................................................39
   7.04     CORPORATE EXISTENCE AND CONDUCT OF BUSINESS..................................................39
   7.05     MAINTENANCE OF PROPERTIES....................................................................39
   7.06     INSURANCE....................................................................................39
   7.07     TAXES........................................................................................40
   7.08     INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS...............................................40
   7.09     COMPLIANCE WITH LAWS, LICENSES AND PERMITS...................................................40
   7.10     PENSION PLANS................................................................................40
   7.11     FURTHER ASSURANCES...........................................................................41
   7.12     NOTICE OF POTENTIAL CLAIMS OR LITIGATION.....................................................41
   7.13     OTHER NOTICES................................................................................41
   7.14     NEW BORROWERS................................................................................42
   7.15     DEPOSIT RELATIONSHIPS........................................................................42

SECTION 8.    NEGATIVE COVENANTS.........................................................................42

   8.01     RESTRICTIONS ON INDEBTEDNESS.................................................................42
   8.02     RESTRICTIONS ON LIENS........................................................................43
   8.03     RESTRICTIONS ON INVESTMENTS..................................................................44
   8.04     MERGER, CONSOLIDATION AND ACQUISITION........................................................45
   8.05     SALE AND LEASEBACK...........................................................................46
   8.06     SALES OF ASSETS..............................................................................46
   8.07     INTEREST COVERAGE RATIO......................................................................46
   8.08     LEVERAGE RATIO...............................................................................46
   8.09     CURRENT ASSETS TO TOTAL LIABILITIES RATIO....................................................46
   8.10     NET WORTH....................................................................................46
   8.11     RESTRICTIONS ON NEGATIVE PLEDGES.............................................................47
   8.12     DISTRIBUTIONS................................................................................47
   8.13     EXIT STRATEGY PROJECTS.......................................................................47
   8.14     USE OF PROCEEDS..............................................................................47
   8.15     CHANGE FISCAL YEAR...........................................................................47

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
SECTION 9.    EVENTS OF DEFAULT AND REMEDIES.............................................................47

   9.01     EVENTS OF DEFAULT............................................................................47
   9.02     RIGHT OF SET-OFF.............................................................................50
   9.03     SHARING OF PAYMENTS, ETC.....................................................................51
   9.04     TURNOVER OF PROPERTY HELD BY AFFILIATE.......................................................51
   9.05     REMEDIES CUMULATIVE; NO WAIVER...............................................................52

SECTION 10.   THE AGENT..................................................................................52

   10.01    APPOINTMENT..................................................................................52
   10.02    DELEGATION OF DUTIES.........................................................................52
   10.03    EXCULPATORY PROVISIONS.......................................................................52
   10.04    RELIANCE BY AGENT............................................................................53
   10.05    NOTICE OF DEFAULT............................................................................53
   10.06    NON-RELIANCE ON AGENT AND OTHER LENDERS......................................................53
   10.07    INDEMNIFICATION..............................................................................54
   10.08    AGENT IN ITS INDIVIDUAL CAPACITY.............................................................54
   10.09    SUCCESSOR AGENT..............................................................................54

SECTION 11.   MISCELLANEOUS..............................................................................55

   11.01    NOTICE, ETC..................................................................................55
   11.02    COSTS AND EXPENSES...........................................................................55
   11.03    PAYMENT DUE ON A DAY OTHER THAN A BUSINESS DAY...............................................56
   11.04    GOVERNING LAW................................................................................56
   11.05    COUNTERPARTS; INTEGRATION....................................................................56
   11.06    AMENDMENT OR WAIVER..........................................................................56
   11.07    SUCCESSORS AND ASSIGNS.......................................................................57
   11.08    PARTICIPATIONS AND ASSIGNMENTS...............................................................57
   11.09    SEVERABILITY.................................................................................58
   11.10    CONSENT TO JURISDICTION AND SERVICE OF PROCESS...............................................58
   11.11    CONFIDENTIALITY; PUBLICITY...................................................................58
   11.12    INDEMNIFICATION..............................................................................59
   11.13    INCONSISTENCIES..............................................................................59
   11.14    HEADINGS.....................................................................................59
   11.15    EXHIBITS AND ANNEXES.........................................................................59
   11.16    JUDICIAL PROCEEDING; WAIVERS.................................................................60
   11.17    JOINT AND SEVERAL LIABILITY..................................................................61
   11.18    EXECUTION CERTIFICATION......................................................................61

                                       iii
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                           REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT is made as of this 25th day of March, 2002, by and among TRC COMPANIES, INC., a Delaware corporation ("TRC"), the SUBSIDIARIES listed on SCHEDULE I hereto (TRC and such subsidiaries are each referred to herein as a "BORROWER" and collectively referred to herein as the "BORROWERS"), the LENDERS from time to time party hereto and FIRST UNION NATIONAL BANK, as sole lead arranger and administrative agent (in such capacity the "AGENT").

          WHEREAS, the Borrowers have requested a secured revolving credit facility in an aggregate amount not to exceed $40,000,000, and the Lenders are willing to provide said credit facility on the terms and conditions herein set forth;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

          1.01 DEFINITIONS . Unless the context requires otherwise, the following terms used throughout this Agreement shall have the meanings assigned to such terms below (such meanings to be equally applicable to both the singular and plural number of the terms defined):

          "ADMINISTRATIVE REPLY FORM" shall mean that certain Administrative Details Reply Form furnished by the Agent to each Lender, and completed and submitted by each Lender to the Agent from time to time.

          "AFFILIATE" shall mean, as applied to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities or other ownership interests having voting power for the election of directors (or other persons performing similar functions) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENT" shall mean First Union National Bank, in its capacity as sole lead arranger and administrative agent for the Lenders hereunder, and its successors in such capacity.

          "AGREEMENT" shall mean this Revolving Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "APPLICABLE MARGIN" shall mean (A) with respect to Base Rate Loans, 0 basis points (0.00%), (B) with respect to LIBOR Loans, 170 basis points (1.70%) and (C) as used to determine the unused fee pursuant to Section 3.01 hereof, 25 basis points (0.25%); SUBJECT,

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HOWEVER, to adjustment in accordance with the following pricing schedule determined by reference to the Leverage Ratio of the Borrowers based on the results reported on the then most recently received financial statements delivered by the Borrowers pursuant to Section 7.02(a) and (b) hereof, as the case may be, for the Test Period ending as of the last day of the fiscal period reported in said statements:

                                     APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR         APPLICABLE MARGIN FOR
  LEVEL        IF SUCH RATIO IS:        BASE RATE LOANS            LIBOR LOANS                   UNUSED FEES
  -----      --------------------    ---------------------    ----------------------     ---------------------------
  I          Less than 1.00 to       minus 50 basis points    plus 145 basis points      plus 25 basis points (.25%)
             1.00                    (-0.50%)                 (1.45%)

  II         Greater than or         0 basis points (.00%)    plus 170 basis points      plus 25 basis points (.25%)
             equal to 1.00 to                                 (1.70%)
             1.00; but less than
             2.00 to 1.00

  III        Greater than or         plus 25 basis points     plus 195 basis points      plus 25 basis points (.25%)
             equal to 2.00 to 1.00   (.25%)                   (1.95%)

Adjustments, if any, to the Applicable Margin shall be made by the Agent effective as of the tenth (10th) Business Day after receipt by the Agent and the Lenders of the compliance certificate required pursuant to Section 7.03 hereof.

Notwithstanding the foregoing, at all times during which there exists a Default or Event of Default, the Applicable Margin (A) with respect to Base Rate Loans and LIBOR Loans, shall be determined by reference to 2.07(a), and (B) as used to determine the unused fee pursuant to Section 3.01 hereof, shall be PLUS 50 basis points (.50%).

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning assigned to such term in Section 11.08 hereof.

          "AVAILABILITY" shall mean, at any particular time, the amount by which the Maximum Available Revolving Credit Amount at such time exceeds the sum of
(A) Revolving Credit Obligations and (B) the Swingline Obligations, at such time.

          "BALANCE SHEET DATE" shall mean, June 30, 2001.

          "BASE RATE" shall mean, as of any date of determination, the higher of the (A) Prime Rate and the (B) Federal Funds Rate PLUS 50 basis points (0.50%).

          "BASE RATE LOAN" shall mean any Loan that bears interest at a rate of interest based upon the Base Rate.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which the Agent and the Lenders are authorized or obligated by law or executive order to be closed.

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          "CAPITAL EXPENDITURES" shall mean, with respect to any Person, without duplication and for any period, the aggregate value attributed in accordance with GAAP, to acquisitions during such period by such Person of any asset, tangible or intangible, or replacements or substitutions therefor or additions thereto which such Person treated as a non-current asset on such Person's financial statements, including, without limitation, (y) the acquisition or construction of assets having a useful life of more than one year, and (z) assets acquired during such period in connection with Capitalized Leases.

          "CAPITALIZED LEASE" shall mean any lease with respect to which the obligation to pay rent or other amounts constitutes Capitalized Lease Obligations.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean obligations to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as capital leases on a balance sheet in accordance with GAAP.

          "CHANGE OF CONTROL" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of greater than 50% of the outstanding shares of voting stock of any Borrower.

          "CLOSING DATE" shall mean the date on which all of the conditions set forth in Section 5.01 hereof have been fulfilled.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

          "COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, which is such Lender's Pro Rata Share of the Maximum Available Revolving Credit Amount that such Lender has agreed to advance hereunder, as the same may be (i) reduced from time to time pursuant to Section 2.04 hereof or (ii) adjusted from time to time as a result of assignments to and from the Lenders pursuant to Section 11.08 hereof and increases in the Commitments pursuant to Section 2.17 hereof. "COMMITMENTS" shall mean the aggregate of each Commitment of each Lender hereunder, and shall include (without duplication) the Swingline Commitment of the Swingline Lender.

          "CONSOLIDATED" or "CONSOLIDATED" shall mean, with reference to any term defined herein, an accounting presentation which includes TRC and each other Borrower consolidated in accordance with GAAP, after eliminating all intercompany items.

          "CONSOLIDATED EBITDA" shall mean, for any period, the consolidated net income (or deficit) of the Borrowers, determined in accordance with GAAP, PLUS to the extent deducted

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in computing consolidated net income (or deficit) for such period (a) interest expense, (b) income taxes and (c) depreciation and amortization.

          "CONSOLIDATED FUNDED DEBT" shall mean, with respect to the Borrowers, all Indebtedness, including Capitalized Lease Obligations and indebtedness in respect of standby letters of credit to support financial obligations, incurred through the borrowing of money or the obtaining of credit, whether or not the same may appear on a consolidated balance sheet of the Borrowers prepared in accordance with GAAP.

          "CONSOLIDATED TOTAL INTEREST EXPENSE" shall mean, for any period, the aggregate amount of interest required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized.

          "CREDIT DOCUMENTS" shall mean this Agreement, each of the Revolving Credit Notes, the Swingline Note, the Security Agreement, each Notice of Borrowing, each Letter of Credit Request and all other credit accommodations, notes, loan agreements, guaranties, security agreements, mortgages, instruments, pledge agreements, assignments, acceptance agreements, commitments, facilities, reimbursement agreements and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Obligations, together with all amendments, supplements, modifications, renewals, or extensions thereof.

          "DEFAULT" shall mean any event, act or condition which, with notice or the lapse of time, or both, would constitute an Event of Default.

          "DEFAULT RATE" shall have the meaning assigned to such term in Section 2.07(a) hereof.

          "DISTRIBUTION" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Borrower, other than dividends payable solely in shares of common stock of a Borrower; or the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Borrower to its shareholders as such; any other distribution on or in respect of any shares of any class of capital stock of any Borrower.

          "DRAWINGS" shall have the meaning assigned to such term in Section 2.1(b) hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

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          "ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of
ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 9 hereof.

          "ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in
Section 6.21(a) hereof.

          "EXISTING CREDIT AGREEMENT" shall meant that certain Third Amended and Restated Revolving Credit Agreement dated as of July 10, 1998 by and among the Borrowers and Fleet National Bank (f/k/a Bank Boston, N.A.), as the same has been amended from time to time through the Closing Date.

          "EXISTING LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.09(b) hereof.

          "EXIT STRATEGY PROJECTS" shall mean environmental clean-up projects (including so called "BROWNFIELD PROJECTS") in which TRC or a Subsidiary assumes the liability of Potentially Responsible Parties ("PRPs") for the cleanup of a Superfund or state hazardous work site, provided that PRPs have funded the cost of such cleanup pursuant to a fixed fee arrangement, provided that the assumed liability is covered by an environmental insurance policy issued by an insurance company having an A or better "Best" rating.

          "FACILITY" shall mean either of the three (3) facilities established under this Agreement, I.E., the Revolving Credit Facility, the Swingline Facility and the Letter of Credit Facility.

          "FASB" shall mean the officially released written statements of the Financial Accounting Standards Board in general usage from time to time in the accounting profession in the United States.

          "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next preceding such day for amounts in immediately available funds or, if such rate is not so published for any day for which the next preceding day is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal Funds brokers of recognized standing selected by the Agent.

          "FUNDING LOSSES" shall have the meaning assigned to such term in
Section 2.14(c) hereof.

          "GAAP" shall mean (i) when used in general, generally accepted accounting principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and
(2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Borrowers and/or any of their Subsidiaries, such principles shall include (to the extent consistent with such principles) the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date.

          "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, all Indebtedness of the type referred to in clauses (i) through (ix) of the definition of Indebtedness in this Agreement guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered), or (iv) otherwise to assure a creditor against loss.

          "HAZARDOUS WASTE" shall have the meaning assigned to such term in
Section 6.21(b) hereof.

          "IMMATERIAL SUBSIDIARY" shall mean any Subsidiary of a Borrower, or any Subsidiary of any such Subsidiary that does not contribute assets nor liabilities in excess of $50,000 as reflected on any Consolidated balance sheet of TRC prepared in accordance with GAAP.

          "INDEBTEDNESS" shall mean all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified:
(i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit, excluding obligations under leases classified as operating leases under GAAP.

          "INTEREST PERIOD" shall mean with respect to any LIBOR Loan:

          (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrowers either (a) two (2) LIBOR Business Days before the Closing Date in the case of the initial LIBOR Loans (if any) to be funded on that date, (b) in its Notice of Borrowing delivered pursuant to Section 2.03(a) hereof, in the case of Revolving Credit Loans, or (c) in either case, in its notice of conversion delivered pursuant to
                  Section 2.08(a) hereof, as the case may be, given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrowers in its notice of continuance delivered pursuant to Section 2.08(b) hereof, with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day; and

          (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month.

          "INVESTMENTS" shall mean all cash expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, all or substantially all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment,

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whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (iii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          "LENDER" shall mean each Lender listed on the signature page hereto, each assignee which becomes a Lender pursuant to Section 11.08 hereof, and their respective successors and assigns.

          "LETTER OF CREDIT" shall mean each standby letter of credit issued pursuant to Section 2.09 hereof.

          "LETTER OF CREDIT FACILITY" shall have the meaning assigned to such term in Section 2.09 hereof.

          "LETTER OF CREDIT FEE" shall have the meaning assigned to such term in
Section 3.02 hereof.

          "LETTER OF CREDIT OUTSTANDING" shall mean, at any time, the sum of, without duplication (i) the aggregate Stated Amount of all outstanding Letters of Credit; (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit; and (iii) the Stated Amount of all Letters of Credit requested pursuant to Section 2.10 hereof but not yet issued.

          "LETTER OF CREDIT PROCESSING FEES" shall have the meaning assigned to such term in Section 3.03 hereof.

          "LETTER OF CREDIT REQUEST" shall have the meaning assigned to such term in Section 2.10 hereof.

          "LETTER OF CREDIT SUBLIMIT" shall mean Five Million Dollars ($5,000,000); PROVIDED, HOWEVER, that in no event shall the Letter of Credit Sublimit be at any time greater than the Maximum Available Credit Amount.

          "LEVERAGE RATIO" shall mean, for any relevant Test Period, the ratio of (a) Consolidated Funded Debt as of the end of such period to (b) Consolidated EBITDA for such period.

          "LIBOR BUSINESS DAY" shall mean any Business Day on which dealings in the London interbank market may be carried on by commercial banks in London, England.

          "LIBOR LOAN" shall mean any Loan that bears interest at a rate of interest based upon the LIBOR Rate.

          "LIBOR MARKET INDEX RATE" shall mean, on any day, the PER ANNUM rate for one month deposits in United States dollars in the London interbank market as reported on the Telerate Page 3750 (of if not so reported, then as determined by the Agent from another commercially recognized source of interbank quotations) as of 11:00 a.m. (New York time) on such day, as such rate may change from day to day.

          "LIBOR MARKET INDEX RATE LOAN" shall mean any Loan that bears interest at a rate of interest based on the LIBOR Market Index Rate.

          "LIBOR RATE" shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the PER ANNUM rate (rounded to the next higher 1/100 of 1%) for deposits in United States dollars for a period equal to the relevant Interest Period as reported on the Telerate Page 3750 as of 11:00 a.m. (London time), on the day that is two (2) LIBOR Business Days prior to the commencement of such Interest Period (or if not so reported, then as determined by the Agent from another recognized source for London interbank market quotations), adjusted for reserves by dividing that rate by 1.00 MINUS the LIBOR Reserve.

          "LIBOR RESERVE" shall mean the maximum percentage reserve requirements (rounded to the next higher 1/100 of 1% and expressed as a decimal) of the Agent (including, without limitation, basic, supplemental, marginal and emergency reserves), in effect on any day during the relevant Interest Period under Regulation D with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or other form of charge or preferential arrangement of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention or any lease in the nature thereof) securing any obligation of any Person.

          "LOAN" shall mean each and every Revolving Credit Loan and Swingline Loan made by any Lender hereunder. For purposes of this Agreement, the continuation or conversion of a Base Rate Loan or LIBOR Loan shall not constitute the making of a new Loan.

          "MAXIMUM AVAILABLE REVOLVING CREDIT AMOUNT" shall mean Thirty Two Million Dollars ($32,000,000), less any reduction to said Maximum Revolving Credit Amount pursuant to Section 2.04 hereof, but subject to increase in accordance with Section 2.17 hereof.

          "MULTI-EMPLOYER PLAN" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

          "NOTICE OF BORROWING" shall have the meaning assigned to such term in
Section 2.03(a) hereof.

          "OBLIGATIONS" shall mean any and all obligations and indebtedness of every kind and description of any Borrower owed to the Agent, the Lenders or any Affiliate of the Agent or any Lender (including, without limitation, the Revolving Credit Obligations, the Swingline Obligations, any interest accrued thereon and any other amount due hereunder), whether primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, whether incurred by any Borrower, including, without limitation, principal, interest and fees, including, without limitation, late fees and expenses, including, without limitation, attorneys' fees and costs.

          "OBLIGOR" shall mean each Borrower, and every other maker, endorser, guarantor or surety of or for the Obligations.

          "PAYMENT OFFICE" shall mean, as to each Lender, the payment office identified in such Lender's Administrative Reply Form and as to the Agent, 190 River Road, Summit, New Jersey 07901, or such other office as any Lender or the Agent (as the case may be) may designate in writing to the other parties hereto from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED L/C OBLIGATION" shall mean, as to any Letter of Credit, obligations to support any obligation of a Borrower deemed acceptable to the Agent and the Required Lenders, in their sole discretion.

          "PERMITTED LIENS" shall mean those Liens permitted to exist pursuant to Section 8.02 hereof.

          "PERSON" shall mean any individual, limited liability company, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "PLAN" shall mean any employee benefit plan which is subject to ERISA and which covers the employees or former employees of the Borrower, any of its Subsidiaries or an ERISA Affiliate, under which the Borrower, any of its Subsidiaries or an ERISA Affiliate has any obligation or liability or under which the Borrower, any of its Subsidiaries or an ERISA Affiliate has made contributions within the preceding five years. References herein to a Plan shall include any Multiemployer Plan.

          "PRIME RATE" shall mean the PER ANNUM rate of interest established by the Agent as its reference rate in making loans, and does not reflect the rate of interest charged to any particular borrower or class of borrowers. The Borrowers acknowledge that the Prime Rate is not tied to any external index or rate of interest and that the rate of interest charged hereunder shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to any Borrower.

          "PRO RATA SHARE" shall mean, for each Lender at any time, the percentage obtained by dividing such Lender's Commitment by the Maximum Available Revolving Credit Amount (in each case, as adjusted from time to time in accordance with the provisions of this Agreement).

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "REQUIRED LENDERS" shall mean Lenders holding more than sixty-six and two/thirds percent (66.67%) of the aggregate of all the Commitments, or, if such credit commitments have been terminated, the Lenders holding more than sixty-six and two/thirds percent (66.67%) of such credit commitments immediately prior to such termination; PROVIDED, HOWEVER, that at any time during which there are not more than two (2) Lenders with Commitments or Obligations owing to them, both such Lenders shall constitute the Required Lenders.

          "RESPONSIBLE OFFICER" shall mean each of the officers of a Borrower identified as an authorized officer in the certificates delivered to the Agent and the Lenders pursuant to Section 5.01(a)(iv) hereof, and each other officer or representative of a Borrower identified in writing by an officer listed in said certificate as an authorized officer or authorized representative of a Borrower or the Borrowers.

          "REVOLVING CREDIT EXPIRATION DATE" shall mean March 25, 2005, as the same may be extended for an additional one (1) year period in accordance with
Section 2.02 hereof.

          "REVOLVING CREDIT FACILITY" shall have the meaning assigned to such term in Section 2.01 hereof.

          "REVOLVING CREDIT LOANS" shall have the meaning assigned to such term in Section 2.01 hereof.

          "REVOLVING CREDIT NOTES" shall have the meaning assigned to such term in Section 2.01 hereof.

          "REVOLVING CREDIT OBLIGATIONS" shall mean, at any particular time, the sum of (A) the aggregate principal amount of the outstanding Revolving Credit Loans and (B) the Letter of Credit Outstandings.

          "REVOLVING CREDIT PERIOD" shall mean the period from and including the Closing Date to but excluding the Revolving Credit Expiration Date or such earlier date on which the Lenders' obligation to make Revolving Credit Loans shall have terminated as provided herein.

          "SEC" shall mean the Securities and Exchange Commission or any governmental entity which may be substituted therefor.

          "SECURITY AGREEMENT" shall mean that certain security agreement of each of the Borrowers in favor of the Agent (for the benefit of the Lenders) dated as of even date herewith, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "SPECIFIED PREFERRED STOCK" shall mean the Series A-1 Cumulative Convertible Preferred Stock issued by TRC pursuant to a certificate of rights and preferences with respect thereto dated as of December 18, 2001 filed with the Secretary of State of the State of Delaware, as well as subsequent series of preferred stock issued pursuant to the exercise of "Fletcher Rights" as defined in the stock purchase agreement in respect of such Series A-1 Preferred Stock.

          "STATED AMOUNT" shall mean, as to any Letter of Credit, the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

          "SUBSIDIARY" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other Subsidiaries of such Person or any combination thereof. The foregoing notwithstanding, any reference in the Credit Agreement and any other Credit Document, to a "Subsidiary of a Borrower" or like reference of similar import, shall be deemed not to include any Immaterial Subsidiaries in any such reference.

          "SWINGLINE COMMITMENT" shall mean, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder. The initial amount of the Swingline Lender's Swingline Commitment is Five Million Dollars ($5,000,000).

          "SWINGLINE FACILITY" shall have the meaning assigned to such term in
Section 2.05 hereof.

          "SWINGLINE OBLIGATIONS" shall mean, at any particular time, the aggregate principal amount of all Swingline Loans outstanding at such time.

          "SWINGLINE LENDER" shall mean First Union National Bank, in its capacity as the lender of Swingline Loans pursuant to Section 2.05 hereof.

          "SWINGLINE LOAN" shall have the meaning assigned to such term in
Section 2.05 hereof.

          "TELERATE PAGE 3750" shall mean the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

          "TEST PERIOD" shall mean, with respect to any applicable determination under this Agreement, a period of twelve (12) consecutive months (taken as one accounting period) and ending on the last day of the fiscal quarter of the Borrowers then last ended.

          "TYPE" shall mean any type of Loan determined with respect to its interest rate option applicable thereto, i.e., a Base Rate Loan or LIBOR Loan.

          "UNPAID DRAWING" shall have the meaning assigned to such term in
Section 2.12 hereof.

          "WELLS PROJECT" shall mean the Exit Strategy Project located in Wells, Maine.

          1.02    PRINCIPLES OF CONSTRUCTION.

          (a) REFERENCES. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) ACCOUNTING TERMS. All accounting terms not specifically defined herein or in any exhibit hereto shall be construed in accordance with GAAP in conformity with those principles used in the preparation of the financial statements referred to in Section 7.03 of this Agreement. Any non-cash accrual accounting charges or gains arising from the adoption of FASB rulings not yet fully adopted by the Borrowers shall not be included in the definitions of said accounting terms, and therefore shall be excluded for the purposes of financial covenant calculations required pursuant to Sections 8.07, 8.08, 8.09 and 8.10 hereof.

     SECTION 2.   AMOUNT AND TERMS OF CREDIT.

          2.01    REVOLVING CREDIT.

                  REVOLVING CREDIT FACILITY. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties set forth herein and in the other Credit Documents, each Lender severally agrees to make available to the Borrowers a revolving credit facility (the "REVOLVING CREDIT FACILITY"), pursuant to which each Lender shall make advances (each a "REVOLVING CREDIT LOAN") to any Borrower (or all of them) from time to time during the Revolving Credit Period, in an amount not to exceed such Lender's Pro Rata Share of the Availability. All Revolving Credit Loans comprising the same advance under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by another Lender to perform its obligations to make a Revolving Credit Loan hereunder nor shall the Credit Commitment of any Lender be increased or decreased as a result of any such failure. The Revolving Credit Loans outstanding under the Revolving Credit Facility shall be evidenced by Revolving Credit Notes issued to each of the Lenders, substantially in the form of EXHIBIT A hereto (each a "REVOLVING CREDIT NOTE"), with blanks appropriately completed in conformity herewith. Subject to
Section 2.03(c) hereof, the Revolving Credit Loans shall from time to time be
(i) LIBOR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrowers in accordance with Sections 2.03 and 2.07 hereof, PROVIDED that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one (1) month prior to the Revolving Credit Expiration Date. Subject to the provisions of this Agreement, the Borrowers from time to time may borrow, repay and reborrow Revolving Credit Loans made hereunder at any time during the Revolving Credit Period.

          2.02 REVOLVING CREDIT PAYMENT AND MATURITY; EXTENSION OF MATURITY. Subject to the immediately succeeding sentences of this Section 2.02, the aggregate unpaid principal amount of the Revolving Credit Loans, all accrued but unpaid interest thereon, and any and all fees payable hereunder, shall mature and be due and payable on the Revolving Credit Expiration Date. The Revolving Credit Expiration Date may be extended for an additional one (1) year period upon the written request of the Borrowers to the Agent and the Lenders made at least six (6) months prior (but not more than nine (9) months prior) to the then Revolving Credit Expiration Date. Such notice shall be accompanied by a certificate of a Responsible Officer stating that no Default or Event of Default has occurred and is then continuing and that the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on such date. Neither the Agent nor any Lender shall be obligated to grant any extensions pursuant to this Section 2.02 AND ANY SUCH EXTENSION SHALL BE IN THE SOLE AND ABSOLUTE DISCRETION OF EACH OF THEM, but the Agent and each Lender agrees to reply to any such request within a reasonable period of time.

          2.03    PROCEDURE FOR REVOLVING CREDIT LOAN BORROWINGS.

          (a) NOTICE OF BORROWING. Whenever a Borrower desires to incur Revolving Credit Loans, such Borrower shall deliver a notice of borrowing (or provide telephonic notice thereof, promptly confirmed in writing) to the Agent
(i) in the case of a LIBOR Loan, no later than 11:00 a.m. (prevailing New York
Time) on the date that is at least two (2) LIBOR Business Days prior to the date of the proposed Revolving Credit Loan and (ii) in the case of a Base Rate Loan, no later than 10:00 a.m. (prevailing New York Time) on the date of the proposed Loan. Each such notice of borrowing (a "NOTICE OF BORROWING") shall be substantially in the form of EXHIBIT C hereto and shall be irrevocable and shall specify (i) the principal amount of the proposed Revolving Credit Loan, (ii) the amount of the Availability as of the date of the funding of the proposed Revolving Credit Loan, (iii) the date of funding of the proposed Revolving Credit Loan (which shall be a Business Day or a LIBOR Business Day, as applicable), (iv) the Type of Revolving Credit Loan proposed, and (v) in the case of a proposed Revolving Credit Loan in the form of a LIBOR Loan, the desired Interest Period. The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Revolving Credit Loan, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting the obligation of the Borrowers to confirm in writing any notice it may give hereunder by telephone, the Agent may act prior to receipt of written confirmation, without liability, upon the basis of such telephonic notice believed by the Agent in good faith to be from a Responsible Officer, or from any other person designated in writing to the Agent by a Responsible Officer as a person entitled to give telephonic notices under this Agreement on behalf of the Borrowers. In each such case, each Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic notice.

          (b) DISBURSEMENT OF FUNDS. No later than 2:00 p.m. (prevailing New York Time) on the date of each such Revolving Credit Loan, each Lender will make available its Pro Rata Share of such Revolving Credit Loan requested to be made on such date in immediately available funds to the Agent at its Payment Office and the Agent shall make such funds available to the applicable Borrower by depositing such funds into such Borrower's account at the Agent's

Payment Office. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Credit Loan that such Lender does not intend to make available to the Agent its Pro Rata Share of such Revolving Credit Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Loan and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower such Pro Rata Share of such Revolving Credit Loan. If such Pro Rata Share is not in fact made available to the Agent by such Lender and the Agent has made available the same to the applicable Borrower, the Agent shall be entitled to recover such amount from such Lender. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such amount in respect of each day from the date such amount was made available by the Agent to the applicable Borrower to the date such amount is recovered by the Agent, at a rate PER ANNUM equal to (x) if paid by such Lender, the Federal Funds Rate or (y) if paid by the Borrowers, the then applicable rate of interest for the applicable Revolving Credit Loans. Nothing in this Section 2.03(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (c) MINIMUM ADVANCE AND TYPE LIMITATION. Each Revolving Credit Loan requested hereunder shall be in an amount equal to $500,000 or any whole multiple thereof in the case of a Base Rate Loan and $1,000,000 or any whole multiple thereof in the case of a LIBOR Loan, EXCEPT that any Revolving Credit Loan may be in the aggregate amount of the Availability. At no single time during the Revolving Credit Period shall there be any more than six (6) LIBOR Loans outstanding under the Revolving Credit Facility.

          2.04 REDUCTION OF COMMITMENT. The Borrower shall have the right, upon not less than three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to the Lenders), to reduce all or part of the Maximum Available Revolving Credit Amount, such reduction to be permanent and irrevocable upon delivery of said notice. Any partial reduction of the Maximum Available Revolving Credit Amount shall be in a minimum amount equal to $500,000 or any whole multiple thereof and shall reduce each Lender's Credit Commitment proportionately in accordance with its Pro Rata Share. Such reduction shall not constitute an amendment hereof subject to an amendment fee set forth in Section 3.05 hereof.

          2.05 SWINGLINE LOANS. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make available to the Borrowers a swingline facility (the "SWINGLINE FACILITY") pursuant to which the Swingline Lender shall make advances (each a "SWINGLINE LOAN") to any Borrower from time to time on any Business Day for the period commencing on the Closing Date and expiring on the sixth (6th) Business Day preceding the Revolving Credit Expiration Date, in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Obligations exceeding the Swingline Commitment or (ii) the sum of the total Revolving Credit Obligations PLUS the aggregate principal amount of outstanding Swingline Loans exceeding the Maximum Available Revolving Credit Amount; PROVIDED that the

Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swing Loan shall be a LIBOR Market Index Rate Loan and shall be due and payable on the maturity thereof, which shall be no later than the seventh (7th) Business Day following the funding date of such Loan. The Swingline Loans outstanding hereunder shall be evidenced by a Swingline Note issued to the Swingline Lender, substantially in the form of EXHIBIT B hereto (the "SWINGLINE NOTE"), with blanks appropriately completed in conformity herewith. Subject to the term of this Section 2.05, Swingline Loans may be borrowed, repaid and reborrowed by the Borrowers from time to time without premium or penalty, and shall not be subject to Funding Losses.

          2.06.   PROCEDURES FOR SWINGLINE LOANS.

     (a) To request a Swingline Loan, the Borrowers shall notify the Agent and the Swingline Lender by telephone (confirmed by telecopy) no later than 11:00 a.m. (New York City Time) on the day of the relevant Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount to be borrowed, (ii) the requested date (which shall be a Business Day) and
(iii) the maturity date of the requested Swingline Loan (which shall be not later than seven (7) Business Days subsequent to the funding of such Swingline
Loan). The Swingline Lender will make the requested amount available promptly on that same day by means of a credit to such Borrower's account at the Agent's Payment Office.

     (b) The Swingline Lender may by written notice given to the Agent not later than 10:00 a.m. (New York Time) on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender's Pro Rata Share of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's Pro Rata Share of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(b) hereof with respect to Revolving Credit Loans made by such Lender (and Section 2.03(b) hereof shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.

The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

          2.07    INTEREST.

          (a) INTEREST RATES. Prior to an Event of Default (i) each LIBOR Loan shall bear interest for each day during each Interest Period applicable thereto at a PER ANNUM rate equal to the LIBOR Rate PLUS the Applicable Margin in effect from time to time, (ii) each Base Rate Loan shall bear interest at a PER ANNUM rate equal to the Base Rate PLUS or MINUS (as applicable) the Applicable Margin in effect from time to time and (iii) each LIBOR Market Index Rate Loan shall bear interest at a PER ANNUM rate equal to the LIBOR Market Index Rate PLUS 170 basis points (1.70%). Notwithstanding any other term or provision hereof, upon and following an Event of Default, each Loan shall bear interest at a PER ANNUM rate equal to rate of interest then applicable to such Loan PLUS 200 basis points (2.00%); PROVIDED, HOWEVER, that in no event shall such rate exceed the highest rate of interest allowed by law. Each such rate is hereinafter referred to as the "DEFAULT RATE".

          (b) INTEREST ACCRUAL AND PAYMENT DATE. Interest on each Loan shall accrue from and including the date of the advance of funds with respect to such Loan or the first day of the relevant Interest Period to but excluding the date of repayment thereof or the expiration of the Interest Period and shall be payable in arrears (i) in the case of a Base Rate Loan, on the last day of each calendar month, (ii) in the case of a LIBOR Loan on the last day of the Interest Period with respect thereto and, with respect to any LIBOR Loan with an Interest Period in excess of three (3) months, on the date that is three (3) months after the incurrence thereof or conversion thereto, and (iii) in the case of a Swingline Loan, on the maturity date of such Loan as specified in Section 2.05 hereof.

          (c) AGENT'S DETERMINATION. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt written notice to the Borrowers and the Lenders of each rate of interest so determined and, in respect of the Base Rate, and the Applicable Margins, any change or adjustment thereof; PROVIDED, HOWEVER that the failure of the Agent to give such notice shall in no way affect the validity or applicability of any such determination, change or adjustment. The Agent's determinations under this
Section 2.07(c) shall be conclusive and binding, absent manifest error.

          2.08    CONVERSIONS AND CONTINUATIONS.

          (a) CONVERSIONS. Subject to Sections 2.03(c) and 2.05 hereof, the Borrowers may elect from time to time to convert any Revolving Credit Loan to any other Type of Loan by delivering to the Agent an irrevocable notice (or by providing telephonic notice promptly confirmed in writing) of such election (A) in the case of a conversion to a Base Rate Loan, at least one (1) Business Day prior to the expiration of the then current Interest Period with respect to the LIBOR Loan to be converted or (B) in the case of a conversion to a LIBOR Loan, at least two (2) LIBOR Business Days prior to the proposed commencement of the Interest Period of the LIBOR Loans as so converted. Any notice delivered pursuant to this Section 2.08(a) with respect to a conversion to a LIBOR Loan shall also specify the desired Interest Period for the

Loan as so converted. No Loan may be converted pursuant to this Section 2.08 (a)
(i) at any time during which an Event of Default has occurred and is continuing, or (ii) if, after giving effect to such conversion, Section 2.03(c) hereof would be violated. In no event shall the Borrowers be permitted to convert any Loan to a LIBOR Loan with an Interest Period that would expire after the Revolving Credit Expiration Date. The Agent shall give each Lender notice as promptly as practicable of any such proposed conversion affecting any of its Loans.

          (b) CONTINUANCE OF LIBOR LOAN. The Borrowers may elect to continue any LIBOR Loan as such upon the expiration of the then current Interest Period with respect thereto by delivering to the Agent an irrevocable notice (or by providing telephonic notice thereof, promptly confirmed in writing) of such election, at least two (2) LIBOR Business Days prior to the expiration of the then current Interest Period with respect thereto. Such notice shall also specify the desired Interest Period for the Loan so continued. No continuance shall be permitted under this Section 2.08(b) at any time during which an Event of Default has occurred and is continuing. In no event shall the Borrower be permitted to continue any LIBOR Loan if such continuance would result in an Interest Period with respect to such Loan expiring after the Revolving Credit Maturity Date. The Agent shall give each Lender notice as promptly as practicable of any such proposed continuance affecting any of its Loans.

          (c) AUTOMATIC CONVERSION TO PRIME RATE. If the Borrowers fail to notify the Agent of the conversion or continuance of any LIBOR Loan within the time specified in this Section 2.08, or is otherwise not permitted to convert to or continue any LIBOR Loan pursuant to said Section, then any such Loan shall automatically convert to a Base Rate Loan on the last day of the then expiring applicable Interest Period.

          2.09    LETTERS OF CREDIT.

          (a) ISSUANCE OF LETTERS OF CREDIT. Subject to and upon the terms herein set forth and in reliance upon the representations and warranties herein set forth and in the other Credit Documents, the Borrower at any time and from time to time on or after the Closing Date and prior to the Revolving Credit Expiration Date, may request that the Agent issue, for the account of the Borrower and in support of any Permitted L/C Obligation, an irrevocable standby letter of credit or letters of credit in such form as may be approved by the Agent (the "LETTER OF CREDIT FACILITY"). Notwithstanding the foregoing (i) no Letter of Credit shall be issued in a Stated Amount which (x) when added to the Letter of Credit Outstandings at such time would exceed the Letter of Credit Sublimit, or (y) when added to the sum of the aggregate principal amount of the Obligations then outstanding would exceed the Availability; (ii) each Letter of Credit shall, unless otherwise agreed to by the Agent and the Required Lenders, have an expiration date occurring no later than one (1) year after the date of issuance thereof, and in no event occurring later than the Business Day next preceding the Revolving Credit Expiration Date; (iii) each Letter of Credit shall be denominated in U.S. dollars; and (iv) no Letter of Credit shall be issued by the Agent after it has received a notice in writing from the Required Lenders or the Borrower that one or more of the conditions specified in Section
5.02 hereof are not then satisfied.

          (b) EXISTING LETTER OF CREDIT. ANNEX II hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreement and outstanding on the Closing Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof, an "EXISTING LETTER OF CREDIT") shall constitute a "LETTER OF CREDIT" for purposes of calculating the Availability generally and the availability under the Letter of Credit Sublimit set forth hereunder. The Borrowers shall not permit to occur any extensions or renewals of any Existing Letters of Credit without the prior written consent of the Agent and the Lenders. Furthermore, the Borrowers shall endeavor in good faith to cause each Existing Letter of credit to be returned by the beneficiaries thereunder for cancellation as soon as practicable, and cause a Letter of Credit to be issued hereunder as a replacement for such Existing Letter of Credit.

          (c) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by the Agent and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the "INTERNATIONAL STANDBY PRACTICES 1998" published by the Institute of International Bank Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

          2.10 LETTER OF CREDIT REQUESTS. Whenever a Borrower desires that a Letter of Credit be issued for its account, it shall give the Agent at least five (5) Business Days' notice (or such lesser number of days as may be agreed to by the Agent and the Required Lenders). Each notice shall be executed by a Borrower and shall be in the form of EXHIBIT D hereto (each a "LETTER OF CREDIT REQUEST"). The Agent shall promptly transmit copies of each Letter of Credit Request to each Lender. Each Letter of Credit Request shall be accompanied by a completed and executed "LETTER OF CREDIT APPLICATION" (or an amendment to any then effective application) in the form furnished by the Agent to the Borrowers from time to time. The terms of each such application are incorporated herein to the extent not inconsistent herewith.

          2.11    LETTER OF CREDIT PARTICIPATIONS.

          (a) PARTICIPATIONS. Immediately upon the issuance by the Agent of any Letter of Credit, the Agent shall be deemed to have sold and transferred to each other Lender (each such other Lender, in such capacity under this Section 2.11, a "L/C PARTICIPANT"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and risk and income participation (each a "L/C PARTICIPATION"), to the extent of such L/C Participant's Pro Rata Share, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security thereof or guaranty pertaining thereto (although the L/C Participants shall have no right to receive any portion of any Letter of Credit Processing Fees). Upon any change in the Commitments of the Lenders pursuant to Section 11.08 hereof, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the L/C Participations pursuant to this Section 2.11 to reflect the new Pro Rata Shares of the assignor and assignee Lender.

          (b) AGENT'S OBLIGATIONS. In determining whether to pay under any Letter of Credit, the Agent shall have no obligation relative to the L/C Participants or the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Agent any resulting liability.

          (c) PAYMENTS UPON DRAWING. In the event that the Agent makes any payment under any Letter of Credit issued by it and the Borrowers shall not have reimbursed such amount in full to the Agent pursuant to Section 2.10(a), the Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Agent the amount of such L/C Participant's Pro Rata Share of such unreimbursed payment in immediately available funds. If the Agent so notifies, prior to 11:00 a.m. (prevailing New York Time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, shall make available to the Agent such L/C Participant's Pro Rata Share of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Agent at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment.

          (d) L/C PARTICIPANTS' DUTIES ABSOLUTE. The obligations of the L/C Participants to make payments to the Agent with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which a Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

          (v)     the occurrence of any Default or Event of Default; or

          (vi)    the failure of any condition precedent set forth in Section
                  5.02 hereof to have been satisfied at the time of the issuance of any Letter of Credit unless the Agent shall have received a notice in writing to such effect from such Lender hereof prior to the issuance of such Letter of Credit.

          2.12    AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

          (a) BORROWER'S OBLIGATION TO PAY DRAWINGS. The Borrowers hereby agree to reimburse the Agent, by making payment to the Agent in immediately available funds, for any payment or disbursement made by the Agent under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, notice given by the Agent to the Borrowers of such payment (which notice the Agent hereby agrees to give promptly after the making of any payment or disbursement under a Letter of Credit), with interest on the amount so paid or disbursed by the Agent, to the extent not reimbursed prior to 1:00 p.m. (prevailing New York
Time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Agent is reimbursed therefor, at a rate per annum which shall be the Prime Rate as in effect from time to time (plus an additional 200 basis points (2.00%) PER ANNUM, if not reimbursed by the second (2nd) Business Day following any such notice of payment or disbursement), such interest to be payable on demand.

          (b) BORROWER'S OBLIGATIONS ABSOLUTE. The joint and several obligations of the Borrowers under this Section 2.12 to reimburse the Agent with respect to Unpaid Drawings (including, in each case, interest thereon) issued by it shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower or any other Person may have or have had against the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "DRAWING") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, that no Borrower shall be obligated to reimburse the Agent for any wrongful payment made by the Agent under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Agent.

          2.13    INDEMNIFICATION; NATURE OF AGENT'S DUTIES.

          (a) INDEMNIFICATION GENERALLY. Each Borrower hereby agrees to protect, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Agent to honor a Drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such actions or omissions, herein called "GOVERNMENT ACTS").

          (b) ALLOCATION OF RISK. As between each Borrower and the Agent, each Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Agent shall not be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Agent, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers hereunder.

          (c) SCOPE OF AGENT'S DUTIES. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drawing certificates, if taken or omitted in good faith, shall not put the Agent under any resulting liability to any Borrower. The Agent shall not, in any way, be liable for any failure by it or anyone else to pay any Drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Agent.

          (d)     NO LIMITATION AS TO REIMBURSEMENT. Nothing in this Section
2.13 is intended to limit the reimbursement obligation of the Borrowers contained in Section 2.12 hereof. The obligations of the Borrowers under this
Section 2.13 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Agent to enforce any right, power or benefit under this Agreement.

          (e) LIMITATION OF INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Section 2.13, (i) no Borrower shall have any obligation to indemnify the Agent in respect of any liability incurred by the Agent arising solely out of the gross negligence or willful misconduct of the Agent, as determined by a court of competent jurisdiction and (ii) the Borrowers shall have a claim against the Agent and the Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by (x) the Agent's willful misconduct or gross negligence in determining whether the documents presented under a Letter of Credit complied with the terms of such Letter of Credit or (y) the Agent's willful or grossly negligent failure to pay under a Letter of Credit after presentation to it of a drawing certificate and any other documents strictly complying with the terms and conditions of such Letter of Credit.

          2.14    INCREASED COSTS; ILLEGALITY; CAPITAL ADEQUACY; FUNDING LOSSES.

          (a) INCREASED COSTS AND ILLEGALITY. In the event that (x) in the case of clause (i) below, the Agent, and (y) in the case of clauses (ii) and
(iii) below, any Lender, shall have determined (which determination in either case shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the LIBOR Market Index Rate or the LIBOR Rate for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the relevant capital market,
                         (x) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Market Index Rate or the LIBOR Rate or (y) such means will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Loans for the relevant Interest Periods; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, in the case of a LIBOR Loan, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR
                         Rate) and/or (y) other circumstances affecting the relevant capital market; or

                  (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the relevant capital market;

then, and in any such event, the Lender so affected (or the Agent, in the case of clause (i) above) shall on such date give notice to the Borrowers (and the other Lenders and/or the Agent, as the case may be) of such determination. Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing delivered pursuant to Section 2.03(a) hereof or notice of conversion or continuance delivered pursuant to Section 2.08 hereof with respect to a LIBOR Loan shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, LIBOR Loans shall no longer be available until such time as such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer exist, any Notice of Borrowing delivered pursuant to Section 2.03(a) hereof or notice of conversion or continuance delivered pursuant to
Section 2.08 hereof with respect to LIBOR Loans shall be deemed rescinded by the Borrowers, and any LIBOR Loans that are then outstanding shall be automatically converted to Base Rate Loans; PROVIDED, HOWEVER that if such Lender, in its sole discretion, determines that such circumstances can only be alleviated by repayment of such Loans, then, within thirty (30) days, the Borrowers shall repay in full such Loans, together with accrued but unpaid interest thereon.

          (b) CAPITAL ADEQUACY. If after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, upon demand, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction. Such Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.14, will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the obligations of the Borrower to pay additional amounts pursuant to this Section
2.14 upon receipt of such notice.

          (c) FUNDING LOSSES. The Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and costs, including, without limitation, any loss, expense or cost incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans (all such losses "FUNDING LOSSES") which such Lender may sustain: (x) if for any reason an advance or continuance of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or notice of conversion or continuance given pursuant to Section 2.08(a) or (b) hereof, as the case may be, (whether or not withdrawn by a Borrower or deemed withdrawn pursuant to Section 2.14(a) hereof); (y) if any repayment (including any prepayment made pursuant to
Section 4.01 or 4.02 hereof) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; or
(z) as a consequence of (i) any other default by the Borrowers to repay the Loans when required by the terms of this Agreement or any Note held by such Lender or (ii) any prepayment or conversion made pursuant to Section 2.14(a) hereof. The amount of compensation available to any Lender pursuant to this
Section 2.14(c) hereof shall be determined based on the assumption that such Lender has funded the entire amount of the relevant LIBOR Loan through match funding obtained in the London interbank market, but shall be limited to an amount not to exceed the amount of interest that would have accrued on the relevant LIBOR Loan through the end of the relevant Interest Period.

          2.15 COMPUTATION. Interest and any fees or compensation based upon a PER ANNUM rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

          2.16 SECURITY. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens) in and to the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Agreement.

          2.17 INCREASE OF THE COMMITMENTS AND MAXIMUM AVAILABLE REVOLVING CREDIT AMOUNT.

          (a) REQUESTS FOR INCREASE GENERALLY. Provided that at the time of request contemplated in this Section 2.17 there does not exist an Event of Default or Default, the Borrowers may request an increase in the Maximum Available Revolving Credit Amount and a concomitant increase of the Commitments in an amount not less than $5,000,000 or greater than $10,000,000 in the aggregate by written notice to the Agent and the Lenders requesting each Lender's proportional increase, and the Lenders agree to respond to the said request for an increase within ten (10) calendar days following receipt of same; PROVIDED, HOWEVER, that the failure of any Lender to respond within such time period shall not in any manner constitute an agreement by such Lender to said increase of its Pro Rata Share of its Commitment. If all Lenders elect to increase the Maximum Available Revolving Credit Amount and their Commitments as proposed above, each Lender's Commitment shall increase proportionately based on its Pro Rata Share of said increase, and this Agreement and the relevant Notes shall be amended to reflect such increases, all at the cost and expense of the Borrowers. If one or more Lenders decline to so increase their Commitment or do not respond to said request within the time period set forth above, the provisions of Section 2.17(b) hereof shall apply.

          (b) ADDITIONAL INCREASE PROVISIONS. In the event that one or more Lenders do not agree to the increase of the Maximum Available Revolving Credit Amount and its concomitant Pro Rata Share thereof pursuant to Section 2.17(a) hereof or do not respond to Borrowers' request for an increase within the time required under
Section 2.17(a) (each a "NON-INCREASING LENDER"), then the Lenders which have agreed to such increase within the time required under Section 2.17(a) (the "INCREASING BANKS") may elect to increase their Commitments proportionately up to the amounts of the Commitments that would have otherwise been assumed by the Non-Increasing Lender. Any amount of the Commitments not assumed by the Increasing Lenders pursuant to the immediately preceding sentence is referred to as the "ADDITIONAL COMMITMENTS". Should there exist any Additional Commitments not assumed by the Increasing Lenders, then the Agent and the Borrowers may arrange to have one or more other lenders (each a "NEW INCREASING LENDER") to be included as a Lender hereunder with respect to the Additional Commitments and all other rights, interests and obligations of a Lender under this Agreement and the other Credit Documents. Any such assumption shall be (1) pursuant to an assumption agreement substantially similar to an Assignment and Assumption Agreement, (2) subject to and in accordance with this Section 2.17, and (3) effective on the last day of the Interest Period of any then outstanding LIBOR Loans. Upon the effectiveness of the increase in the Commitments by the Increasing Lenders or the New Increasing Lenders, as the case may be, pursuant to this Section 2.17(b), (i) this Agreement and the relevant Notes shall be amended and/or restated to reflect the reduction and/or increase of each Lender's Pro Rata Share of the Commitments contemplated in this Section 2.17(b) (as determined by the Agent), (ii) the Borrowers will issue new Notes to any New Increasing Lender to evidence the Borrowers' obligations with respect to such New Increasing Lender's Commitment, and (iii) each New Increasing Lender shall be deemed to be a Lender for all purposes of this Agreement and the other Credit Documents, all at the cost and expense of the Borrowers.

          (c) NO AMENDMENT FEE. Any modification to this Credit Agreement or any other Credit Document incidental to compliance with this Section 2.17 shall not require payment of the amendment fee specified in Section 3.05 hereof.

          SECTION 3. FEES.

          3.01 UNUSED FEE. The Borrowers shall pay to the Agent for the ratable account of the Lenders based on their respective Pro Rata Shares, quarterly in arrears, an unused fee for the period from and including the Closing Date until the Revolving Credit Expiration Date, computed at a rate equal to the Applicable Margin (expressed as a percentage) of the average daily amount of the Availability. Such fee shall be payable commencing on June 30, 2002 (for the period commencing on the Closing Date and ending on said June 30, 2002), and continuing quarterly on the last Business Day of each March, June, September and December occurring thereafter.

          3.02 LETTER OF CREDIT FEE. The Borrowers shall pay to the Agent for the ratable account of the Lenders based on their respective Pro Rata Share annually in arrears, a letter of credit fee computed at a rate equal to the Applicable Margin for LIBOR Loans (expressed as a percentage) of the average Stated Amount of any Letter of Credit outstanding during the relevant calculation period. Such fee shall be payable commencing on the Closing Date (for the period commencing on the Closing Date and ending on March 25, 2003), and continuing annually on each anniversary of the Closing Date occurring thereafter.

          3.03 LETTER OF CREDIT PROCESSING FEE. The Borrowers shall pay to the Agent for its sole account, upon each issuance of, drawing under, and/or amendment of, a Letter of Credit, such amounts as shall at the time of such issuance, drawing or amendment be the administrative charge which the Agent customarily charges for such issuances of, drawings under or amendments of, letters of credit issued by it ("LETTER OF CREDIT PROCESSING FEES").

          3.04 AGENT'S FEES. In consideration of the services to be rendered by the Agent hereunder, the Borrowers shall pay the Agent the agency fees set forth in a separate fee letter furnished by the Agent to the Borrowers dated February 8, 2002.

          3.05 AMENDMENT FEE. Upon execution and delivery of any amendment to this Agreement or any other Credit Document pursuant to Section
11.06 hereof, the Borrowers shall pay to the Agent for the ratable account of the Lenders based on their respective Pro Rata Shares, an amendment fee of not less than $15,000.

          SECTION 4. PREPAYMENTS AND PAYMENTS GENERALLY.

          4.01 VOLUNTARY PREPAYMENTS. The Borrowers may prepay any Loan, in whole or in part, without premium or penalty (except as provided in Section 2.14(c) hereof with respect to LIBOR Loans) upon at least three (3) Business Days' irrevocable notice to each Lender (or one (1) Business Day's irrevocable notice in the case of a prepayment of a Base Rate Loan), specifying (i) the date and the amount of the prepayment (which shall be a Business Day) and (ii) whether such prepayment is in respect of LIBOR Loans, Base Rate Loans or a combination thereof; PROVIDED, that any such prepayment shall include all accrued but unpaid interest in respect of the Loans being prepaid. The principal portion of any partial prepayment shall be in an amount equal to $500,000 or any whole multiple.

          4.02 MANDATORY PREPAYMENTS. Immediately upon the sum of (A) the Revolving Credit Obligations and (B) the Swingline Obligations exceeding the Maximum Available Credit Amount, the Borrowers shall make, or cause to be made, a mandatory prepayment of the Revolving Credit Obligations and/or the Swingline Obligations in an amount equal to such excess, together with accrued but unpaid interest thereon. Without limiting the foregoing, immediately upon the Letter of Credit Outstandings exceeding the Letter of Credit Sublimit, the Borrower shall make, or cause to be made, payment to the Agent in the amount of such excess to be held as cash collateral (on terms and conditions established by the Agent and reasonably acceptable to the Borrowers) to secure such Letter of Credit Outstandings in excess of the Letter of Credit Sublimit. Provided that no Default or Event of Default has occurred and is then continuing, such cash collateral shall be released by the Agent (on behalf of the Lenders) if and when the Letter of Credit Outstandings have been reduced to an amount equal to or less than the Letter of Credit Sublimit then in effect.

          4.03 APPLICATION OF MANDATORY PREPAYMENTS. Any prepayment received pursuant to Section 4.02 hereof shall be applied FIRST to reduce the Swingline Obligations (if any) and SECOND to reduce the Revolving Credit Obligations, and within this clause second, FIRST to reduce amounts owing in respect of any Base Rate Loans and SECOND to reduce amounts owing in respect of any LIBOR Loans (PROVIDED that, if there is more than one outstanding LIBOR Loan, then amounts owing in respect of the LIBOR Loans with the Interest Period ending on the date that is the least number of days from the date of such prepayment shall be reduced first before reduction of amounts owing in respect of other LIBOR Loans). Within the order of priority set forth above, the amount of any prepayment received hereunder shall be applied to the Loans FIRST to reduce amounts owing in respect of accrued but unpaid interest on the Loans being prepaid and SECOND to reduce amounts owing in respect of outstanding principal of such loans. If by operation of the provisions set forth above or any other reason, payment of principal in respect of a LIBOR Loan is received (from any source) on a date other than the last day of the Interest Period pertaining to such Loan, including, without limitation, due to acceleration of said amount following the occurrence of an Event of Default, then the Borrowers shall pay to each Lender an additional amount equal to the applicable Funding Losses. Such Funding Losses shall be payable on demand by such affected Lender.

          4.04 GENERAL PROVISIONS AS TO PAYMENTS. The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees due hereunder, not later than 2:00 p.m. (prevailing New York Time) on the date when due, in immediately available funds to the Agent at its Payment Office. Provided that the Agent receives such payments by such time, the Agent will distribute to each Lender on the same day its Pro Rata Share of each such payment received by the Agent.

          4.05 NET PAYMENTS. All payments made by any Borrower hereunder shall be made without setoff or counterclaim. All such payments shall be made free and clear of and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision or taxing authority thereof or therein (but excluding any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which the principal office or Payment Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Payment Office of such Lender is located) and all interest, penalties, or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of amounts due hereunder, after withholding or deduction for or on account of any Taxes, will not be less than the amounts provided for herein. The Borrowers shall furnish to the Agent, within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrowers. Each Borrower shall indemnify and hold harmless each Lender and reimburse each Lender upon the written request of such Lender setting forth the basis for requesting such amount, for the amount of any Taxes so levied or imposed and paid by such Lender.

          In addition, each Borrower agrees to pay and indemnify and hold harmless each Lender from and against any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrowers or the Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document.

          4.06 DEBITING OF ACCOUNT. If so requested by the Agent, each Borrower shall maintain a demand deposit account (a "DDA ACCOUNT") at the Payment Office of the Agent, and the Agent may, and each Borrower hereby authorizes the Agent to, debit any such DDA Account or such other account and/or certificate of deposit maintained by each Borrower with the Agent for the amount of any payment, as and when such payment becomes due hereunder, whether such payment is for accrued interest, principal or expense or otherwise, even if debiting any such account or certificate of deposit results in a loss or reduction of interest to each Borrower or the imposition of a penalty applicable to the early withdrawal of time deposits. Such authorization shall not affect the Obligation of each Borrower to pay when due all amounts payable hereunder, whether or not there are sufficient funds in any accounts of any Borrower. The foregoing rights of the Agent to debit any DDA Account shall be in addition to, and not in limitation of, any rights of set-off which the Agent or any Lender may have hereunder or under any Credit Document. Nothing in this Section 4.06 or otherwise in this Agreement shall be interpreted to obligate the Agent to so debit, or set-off against, any account of any Borrower maintained with the Agent to satisfy any of the Obligations of each Borrower, such right to so debit and/or set-off to be exercised by the Agent in its sole and absolute discretion.

          SECTION 5. CONDITIONS.

          5.01 DOCUMENTS REQUIRED FOR INITIAL ADVANCE. The obligation of each Lender to make the initial advances under the Revolving Credit Facility requested on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

          (a) CERTAIN DOCUMENTS. The Agent shall have received on or before the Closing Date all of the following, each in form and substance satisfactory to each of the Lenders and in such quantities as the Agent shall reasonably request:

          (i) the following Credit Documents, each duly executed and delivered by the parties thereto:

                  (A)   this Agreement;

                  (B)   a Revolving Credit Note for each Lender;

                  (C)   a Swingline Note for the Swingline Lender; and

                  (D)   the Security Agreement.

          (ii) a Notice of Borrowing requesting the initial advance hereunder in an amount at least sufficient to pay in full the loans outstanding under the Existing Credit Agreement;

          (iii) pre-closing UCC, lien search report and tax lien and judgment search reports with respect to each Borrower, in all appropriate jurisdictions, in each case indicating no Liens other than Permitted Liens;

          (iv) an incumbency certificate of an appropriate officer of each Borrower certifying, as of the Closing Date, the names, titles and true signatures of the officers certified to execute the Credit Documents, and the names, titles and true signatures of such officers of such Borrower authorized to deliver Notices of Borrowing and Letter of Credit Requests on behalf of such Borrower;

          (v) a favorable New Jersey and Delaware law opinion of counsel to the Borrowers addressed to the Agent and the Lenders in the form furnished by the Agent;

          (vi) a secretary's certificate for each Borrower to which are attached certified copies of organizational documents of each Borrower, together with appropriate resolutions authorizing the transactions herein contemplated;

          (vii) a certificate from the chief financial officer of TRC dated the Closing Date to the effect that as of such date (i) no Default or Event of Default has occurred or is continuing,
                  (ii) since the Balance Sheet Date, there has been no material adverse change in the business, financial condition or operations of any Borrower and (iii) each of the representations and warranties of any Borrower contained in this Agreement are true in all material respects;

          (viii) good standing certificates issued by the appropriate official of the state in which each Borrower is incorporated or otherwise formed; and

          (ix) such other documents as the Lenders may reasonably require, including, without limitation, other agreements, instruments, or indentures to which any Obligor is a party, including, without limitation, financing statements, proofs, opinions, guaranties and other written assurances.

          (b) EXISTING CREDIT AGREEMENT. The Agent shall have received evidence satisfactory to it that (i) all amounts outstanding under the Existing Credit Agreement have been paid in full (or shall be paid in full upon the funding of the initial advances hereunder), (ii) all commitments under the Existing Credit Agreement have been irrevocably terminated, and (iii) all Liens securing any of the Indebtedness arising under the Existing Credit Agreement have been terminated (or are authorized to be terminated by the Borrowers or the Agent upon the payment contemplated in clause (1) above) and are of no further force and effect.

          (c) SPECIFIED PREFERRED STOCK. The Agent and the Lenders shall have received and approved the terms of the Specified Preferred Stock and each and every agreement related thereto.

          (d) FEES AND EXPENSES. The Borrowers shall have paid (or otherwise satisfied as determined by the Agent and the Lenders) to the Agent and/or the Lenders, as the case may be, all fees and expenses hereunder that are due and payable on or prior to the Closing Date, including, without limitation, fees and expenses incurred by the Agent and Lenders related to the preparation, negotiation and closing of the transaction contemplated herein that have been requested by such parties pursuant to invoices submitted to the Borrower on or prior to the Closing Date.

          (e) ADMINISTRATIVE REPLY FORM. Each Lender shall have furnished to the Agent such Lender's Administrative Reply Form, with all necessary items completed and accompanied by all required attachments.

          5.02 REQUIREMENTS FOR ANY ADVANCE AND ISSUANCE OF LETTER OF CREDIT. The obligation of the Lenders to make any Revolving Credit Loans or Swingline Loans and the obligation of the Agent to issue any Letter of Credit, in each case subsequent to the Closing Date, is subject to satisfaction of the following conditions:

          (i) the representations and warranties contained in Section 6 hereof are true and correct on and as of the date of funding of each such Loan or date of issuance of such Letter of Credit, as the case may be;

          (ii)    no Default or Event of Default has occurred and is continuing;

          (iii) there has been no material adverse change in the Borrower's or any other Obligor's condition, financial or otherwise, since the Closing Date; and

          (iv)    all of the Credit Documents remain in full force and effect.

          SECTION 6. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lenders to enter into this Agreement, each Borrower represents and warrants with respect to itself and, to the extent applicable, each of its Subsidiaries, and agrees that each such representation and warranty shall be deemed to be restated at the time of funding of each Loan and at the time of issuance of each Letter of Credit, that:

          6.01 ORGANIZATION; AUTHORITY. Each Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization, is duly qualified and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns, and has the necessary power and authority to enter into and perform its obligations under the Credit Documents. The execution and performance of the Credit Documents have been duly authorized by all necessary and appropriate proceedings on the part of each Borrower, and, upon their execution and delivery, they will be valid, binding, and enforceable in accordance with their terms; the execution and performance of the Credit Documents will not violate any orders, laws or regulations applicable to any such Borrower, any of their respective organizational documents, or any instruments, indentures or agreements (including any provisions pertaining to subordinated debt) to which they are a party or by which any such Borrower or any of their respective properties are bound;

and all consents, approvals, licenses, franchises, patents, trademarks and other general intangibles required in connection with this Agreement, the other Credit Documents or the operation of any such Borrower's business have been obtained and are in full force and effect. Each Subsidiary of each Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and is duly qualified and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns.

          6.02 USE OF PROCEEDS; MARGIN REGULATION. The proceeds of the Revolving Credit Loans shall be used only for the following purposes: (i) to repay all amounts outstanding under the Existing Credit Agreement, (ii) to finance the consideration payable in connection with acquisitions permitted pursuant to Section 8.04 hereof; or (iii) in connection with the Borrower's other working capital needs. The Letters of Credit shall be used solely to support Permitted L/C Obligations. No Borrower is engaged in the business of extending credit for the purpose of buying or carrying "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Neither the making of any Loan, the issuance of any Letter of Credit, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.03    SPECIFIC FINANCIAL STATEMENTS.

          (a) There has been furnished to the Agent and each Lender a consolidated balance sheet of the Borrowers and their Subsidiaries dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by the Borrowers' independent certified public accountants. Such balance sheet and statement of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of any of the Borrowers not disclosed in said balance sheet and the related notes thereto.

          (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent, have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have, and will have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

          (c) Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect on the business or financial condition of the Borrowers or their Subsidiaries considered as a whole. Since the Balance Sheet Date, there has not been any Distribution by any of the Borrowers.

          6.04 LITIGATION. Except as set forth on ANNEX I hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries, considered as a whole, or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheets of the Borrowers, or which question the validity of any of the Credit Documents, or any action taken or to be taken pursuant hereto or thereto.

          6.05 NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers nor any of their Subsidiaries is subject to any charter, partnership agreement, operating agreement, or corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries as a whole. None of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement which in the reasonable judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers and their Subsidiaries as a whole, except as otherwise reflected in adequate reserves.

          6.06 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers nor any of their Subsidiaries is in violation of any provision of their charter documents or bylaws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or any of their Subsidiaries considered as a whole.

          6.07 ERISA. Each Plan is in substantial compliance with ERISA and the applicable provisions of the Code and there does not exist with respect to any such Plan an "accumulated funding deficiency" (as such term is defined in ERISA). No material liability to the PBGC has been incurred by any Borrower with respect to any such Plan and no "REPORTABLE EVENT" under ERISA has occurred. None of the Borrowers nor any of their Subsidiaries has actual or anticipated liability under Section 4971 of the Code (relating to tax on failure to meet the minimum funding standard of Section 412 of the Code) with respect to any Multiemployer Plan. No proceedings have been instituted to terminate any Plan and no condition exists which presents a material risk to any Borrower or any of their Subsidiaries of incurring a liability to or on account of any Plan pursuant to the provisions of ERISA or the applicable provisions of the Code.

          6.08 TAX STATUS. The Borrowers and their Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that such Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers and their Subsidiaries know of no basis for any such claim.

          6.09 COMPLIANCE WITH STATUTES, ETC. Each of the Borrowers and their Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), EXCEPT such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets or financial condition of the Borrowers or their Subsidiaries taken as a whole.

          6.10 NO AUTHORIZATIONS OR APPROVALS. No authorization or approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement and the other Credit Documents OTHER than such authorizations that have been obtain prior to the Closing Date and continue to be in full force and effect.

          6.11 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers nor any of their Subsidiaries is a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Act of 1940, as amended.

          6.12 SUBSIDIARIES. SCHEDULE I hereto lists each Subsidiary of each Borrower (and the direct or indirect ownership interest of such Borrower therein), in each case existing on the Closing Date. None of the Borrowers nor any of their Subsidiaries has any interests in any Person other than as set forth in said Schedule I. No such Subsidiary has any Subsidiaries.

          6.13 INTELLECTUAL PROPERTY, ETC. Each of the Borrowers and each of their Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, technology, processes, licenses and other rights ("INTELLECTUAL PROPERTY"), free from any burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. No claim has been asserted or threatened questioning the use of such Intellectual Property, nor does the Borrower know of any valid basis for any such claim.

          6.14 LABOR MATTERS. Except as disclosed on ANNEX I, none of the Borrowers nor any of their Subsidiaries is a party to a labor contract. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which a Borrower or any of its Subsidiaries is a party.

          6.15 ASSETS AND PROPERTIES. Each of the Borrowers and each of their Subsidiaries have good and marketable title to all of their respective assets and properties (tangible and intangible) and all such assets and properties are free and clear of all Liens (except Permitted Liens). Substantially all of the assets and properties owned by, leased to or used by each Borrower or its Subsidiaries are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects EXCEPT such defects as do not substantially increase with the continued use thereof in the conduct of normal operation, and such assets are able to serve the function for which they are currently being used, EXCEPT in each case where the failure of such asset or property to meet such requirements would not have or is not expected to have a material adverse effect on the operations of the Borrowers or their Subsidiaries, taken as a whole.

          6.16 INSURANCE. ANNEX I hereto lists all material insurance contracts and binders of each Borrower and its Subsidiaries which are currently in full force and effect. Such contracts and binders provide coverages which are usual and customary in the business of such Borrower and its Subsidiaries as to amount and scope. If requested by the Agent, each such insurance contract and binder shall contain standard lender's endorsement and loss payee endorsements in favor of the Agent, on behalf of the Lenders, and be subject to cancellation or reduction in coverage only upon thirty (30) days' prior written notice thereof to the Agent.

          6.17 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by any Borrower to the Agent or any of the Lenders for the purposes of or in connection with this Agreement or any transactions contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Persons in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not omit to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          6.18 ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any of their Subsidiaries or rights thereunder.

          6.19 PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments required to be made by the Borrowers hereunder have been made and all other actions have been taken required to be taken by the Borrowers hereunder to establish and perfect the Agent's security interest in the Collateral for the ratable benefit of the Lenders. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the

Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

          6.20 CERTAIN TRANSACTIONS. Except as may be disclosed in the Borrowers' proxy statements, none of the officers, directors, or employees of the Borrowers nor their Subsidiaries is presently a party to any transaction with any other Borrower or Subsidiary (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          6.21 ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of their and their Subsidiaries' properties and the operations conducted thereon and, based upon such diligent investigation, have determined that,

          (a) ANNEX I hereto fully and fairly describe each of the Exit Strategy Projects in which a Borrower is currently engaged.

          (b) Except as set forth on ANNEX I hereto or otherwise in connection with an Exit Strategy Project permitted pursuant to Section 8.13 hereof, none of the Borrowers, their Subsidiaries or any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers on a consolidated basis.

          (c) Except as set forth on ANNEX I hereto or otherwise in connection with an Exit Strategy Project permitted pursuant to Section 8.13 hereof, neither the Borrowers nor their Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any

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Borrower or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (d) Except as set forth on ANNEX I hereto or otherwise in connection with an Exit Strategy Project permitted pursuant to Section 8.13 hereof: (i) no portion of any Borrower's or any of their Subsidiaries' properties has been used by any Borrower or any Subsidiaries of any Borrower for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by any of the Borrowers, their Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or any of their Subsidiaries, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; and (iv) in addition, any Hazardous Substances that have been generated on the properties of the Borrowers or any of their Subsidiaries, have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (e) Except as set forth on ANNEX I hereto or otherwise in connection with an Exit Strategy Project permitted pursuant to Section 8.13 hereof, none of the properties of the Borrowers or any of their Subsidiaries are or shall be subject to any applicable environmental clean up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

          (f) Except as set forth on ANNEX I hereto or otherwise in connection with an Exit Strategy Project permitted pursuant to Section 8.13 hereof, the Borrowers further represent that they have provided the Agent with true and complete copies of all documents, reports, site assessments, data, communication and other materials in any of their possession or to which they have access, which contain information with respect to potential environmental liabilities of the Borrowers or their Subsidiaries related to compliance with Environmental Laws.

          SECTION 7. AFFIRMATIVE COVENANTS.

          For so long as there are any outstanding Obligations hereunder, or the Lenders shall have any obligation hereunder, the Borrowers agree as follows:

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          7.01    RECORDS AND ACCOUNTS. Each of the Borrowers will keep, and will cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, all other contingencies, and all other proper reserves.

          7.02 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Agent and each Lender:

          (a) as soon as practicable, but, in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers as at the end of such year, statements of cash flows, and the related consolidated statement of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Price Waterhouse LLP or by other independent nationally recognized certified public accountants, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such accountants shall not be liable to the Agent or any Lender for failure to obtain knowledge of any Default or Event of Default;

          (b)     as soon as practicable, but in any event not later than fifty
(50) days after the end of each fiscal quarter of each fiscal year of the Borrowers, copies of the unaudited consolidated and consolidating balance sheet and statement of operations of the Borrowers as at the end of such quarter, subject to year end audit adjustments, and consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of TRC that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

          (c) within twenty (20) days after the end of each calendar month, an accounts receivable aging summary report in a form reasonably acceptable to the Agent;

          (d) no later than April 15th and October 15th of each fiscal year of the Borrowers, the annual forecasts or projections of the Borrowers for the current fiscal year (including the projected consolidated and consolidating balance sheets for the end of such fiscal year);

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC (including, without limitation, TRC's form 10-K, form 10-Q and each form 8-K (or , in each case, any comparable successor form promulgated by the SEC)) or sent to the stockholders of each Borrower; and

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          (f)     such other material information regarding the business,
operations and prospects of the Borrowers (financial or otherwise) as the Agent or any Lender may reasonably request.

          7.03 COMPLIANCE CERTIFICATES. Furnish to the Agent and the Lenders, together with each set of financial statements described in clauses (a) and (b) of Section 7.03 hereof, a compliance certificate, substantially in the form of EXHIBIT E hereto, signed by TRC's chief financial officer, certifying that: (i) the financial statements delivered with such certificate are true and correct, and conform in all respects to the requirements of Section 7.03(a) or 7.03(b) hereof, as the case may be, (ii) all representations and warranties set forth in this Agreement and in any other Credit Document are true and correct as of the date thereof in all material respects; (iii) none of the covenants in this Agreement or in any other Credit Document has been breached; (iv) no Default or Event of Default under this Agreement or under any other Credit Document has occurred and is continuing; and (v) the computation of the financial covenants set forth in Sections 8.07, 8.08, 8.09 and 8.10 hereof, together with the calculation of each significant component thereof necessary to determine compliance with such covenants, and its determination of the Applicable Margins based on such computations.

          7.04 EXISTENCE AND CONDUCT OF BUSINESS. Each Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its board of directors (or similar governing body) in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses.

          7.05 MAINTENANCE OF PROPERTIES. Each Borrower will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 7.05 or in Section 7.04 hereof shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the reasonable judgment of such Borrower, desirable in the conduct of its or their business and which do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

          7.06 INSURANCE. The Borrowers will maintain, and cause their Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually

                                       39
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carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, including, to the extent it is commercially available, feasible, and reasonably priced environmental impairment insurance.

          7.07 TAXES. Each Borrower will and will cause each of its Subsidiaries to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers and their Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower and such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          7.08 INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS. The Borrowers shall permit the Agent or any Lender or any of their designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries and contracts under which any of the Borrowers performs services (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Agent or a Lender may reasonably request.

          7.09 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Each Borrower will and will cause each of its Subsidiaries to comply with (i) the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) all applicable laws and regulations (including Environmental Laws), decrees, orders and judgments ("APPLICABLE LAWS") except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of any Borrower or any Subsidiary. If at any time while any of the Obligations are outstanding or the Agent or any Lender has any obligation to make Loans or to issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and each Lender with evidence thereof.

          7.10    PENSION PLANS. Each Borrower and each Subsidiary shall:

          (a)     fund each Plan as required by Section 412 of the Code of 1954;

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

          (b) furnish to the Agent and each Lender a copy of any actuarial statement related to any plan required to be submitted under Section 103(d) of ERISA, no later than the date on which such statement is submitted to the Department of Labor or the Internal Revenue Service;

          (c) furnish to the Agent and each Lender forthwith, a copy of (i) any notice of a Plan termination sent to the PBGC under Section 4041(a) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA; and

          (d) furnish to the Agent and each Lender a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

          7.11 FURTHER ASSURANCES. The Borrowers will cooperate with the Agent and each Lender and execute such further instruments and documents as the shall reasonably request to carry out to the satisfaction of the Agent and the Lenders the transactions contemplated by this Agreement.

          7.12 NOTICE OF POTENTIAL CLAIMS OR LITIGATION. Each of the Borrowers shall deliver to the Agent and each Lender, within thirty (30) days of receipt thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is unspecified or in excess of $1,000,000, together with a copy of each such notice received by any Borrower or its Subsidiary.

          7.13    OTHER NOTICES.

          (a) The Borrowers will promptly notify the Agent and each Lender in writing of (i) the change in status of any inactive Subsidiary listed on
SCHEDULE I hereto, or (ii) the occurrence of any Default or Event of Default. If any person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation as to which any Borrower or any of their Subsidiaries is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Agent and each Lender, describing the notice of action and the nature of the claimed default.

          (b) The Borrowers will promptly notify the Agent and each Lender in writing of (i) any contract or other agreement pertaining to an Exit Strategy Project (with a copy of such contract attached); (ii) any contract or agreement having a value or liability to a Borrower in excess of $5,000,000; and (iii) any "so called" brownfield projects (i.e., the purchase of contaminated real estate by a Borrower and remediation thereof for resale). In connection with such notice, the Borrowers shall provide the Agent and each Lender with information on such matters as may be reasonably requested by the Agent or any Lender from time to time.

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

          7.14 NEW BORROWERS. Any newly-created Subsidiaries (other than Immaterial Subsidiaries) of any Borrower shall become a Borrower hereunder by signing the Notes (or allonges thereto), entering into a joinder to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, entering into a joinder to the Security Agreement to become a party hereto, and providing such other documentation as the Agent or any Lender may reasonably request including, without limitation, documentation with respect to conditions noted in 5.01(a) hereof. In such event, the Agent is hereby authorized by the parties to amend SCHEDULE I hereto to include such Subsidiary as a Borrower hereunder. If at any time the Required Lenders determine that an Immaterial Subsidiary no longer qualifies as such based on the criteria set forth in the definition of Immaterial Subsidiary set forth herein, then such former Immaterial Subsidiary shall be deemed to be a Subsidiary for all purposes hereunder and under the Credit Documents and the Borrower shall cause any such Subsidiary to comply with this Section 7.14. The foregoing notwithstanding, the modifications to the Credit Documents incidental to compliance with this Section 7.14 shall not be subject to the amendment fee specified in Section 3.05 hereof.

          7.15 DEPOSIT RELATIONSHIPS. Each Borrower shall maintain its primary operating, depositary and cash management accounts with the Agent.

          SECTION 8. NEGATIVE COVENANTS.

          For so long as any Obligations are outstanding, or the Lenders shall have any obligation hereunder, the Borrowers agree as follows:

          8.01 RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness OTHER than:

          (a) Indebtedness to the Agent or any Lender arising under this Agreement or the other Credit Documents;

          (b) Existing Indebtedness as listed on ANNEX I hereto, on the terms and conditions in effect as of the date hereof;

          (c) Current liabilities of the Borrowers incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.07 hereof and Indebtedness secured by liens of carriers, warehousemen, mechanics and materialmen permitted by Section 8.02(e) hereof;

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          (e)     Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves; and Indebtedness in respect of a final judgment against any Borrower which is undischarged, unsatisfied and unstayed and which, with other outstanding final judgments, undischarged against the Borrowers does not exceed $1,000,000 in aggregate amount; and

          (f) Other Indebtedness, not to exceed $5,000,000 in the aggregate, incurred after the date hereof (including existing Indebtedness of any Subsidiaries of the Borrowers acquired after the date hereof), through the borrowing of money or the obtaining of credit, incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers and their Subsidiaries.

          8.02 RESTRICTIONS ON LIENS. No Borrower will, nor will any Borrower permit any Subsidiary to, create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character (other than upon any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by any Borrower or any Subsidiary arising in connection with Investments permitted pursuant to clauses (h) and (i) of
Section 8.03 hereof), whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, EXCEPT:

          (a) To the extent permitted under Section 8.01(f) hereof, Liens securing the Indebtedness incurred in connection with the acquisition of property or assets useful or intended to be used in carrying on the business of the Borrowers or the acquiring Subsidiary, PROVIDED that such Liens shall encumber only the property or assets so acquired and do not exceed the fair market value thereof;

          (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.01(e) hereof;

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          (e)     Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue;

          (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or any Subsidiary is a party, and other minor liens or encumbrances none of which in the reasonable opinion of the respective Borrower or Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis; and

          (g)     Liens securing the Obligations.

          8.03 RESTRICTIONS ON INVESTMENTS. No Borrower will, nor will any Borrower permit any Subsidiary to, make or permit to exist or to remain outstanding any Investment EXCEPT the following:

          (a) Marketable direct or guaranteed obligations of the United States of America which mature within one (1) year from the date of purchase by the Borrowers;

          (b) Demand deposits, certificates of deposit, bankers' acceptances, time deposits and variable rate demand obligations of any Lender or any other commercial bank organized under the laws of the United States (or any State thereof) having total assets in excess of $1,000,000,000 United States Dollars;

          (c) Securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are less than "P-1" if rated by Moody's Investors Services, Inc. and less than "A-1" if rated by Standard and Poor's Ratings Group, provided that such investments shall not exceed $2,000,000;

          (d) Debt securities of corporations organized and existing under the laws of the United States of America or any United States governmental entities under which full payment of principal and interest is assured by a letter of credit issued by commercial banks organized under the laws of the United States (or any State thereof) so long as such bank has total assets in excess of $1,000,000,000 in United States Dollars and which at the time of purchase such debt is rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc. and not less than "A-1" if rated by Standard and Poor's Ratings Group;

          (e) (i) Securities commonly known as "MUNICIPAL SECURITIES" issued by a municipality organized and existing under the laws of any State of the United States of America which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's

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Ratings Group, and (ii) securities known as the John Nuveen & Co. MuniPreferred series of tax-exempt mutual funds, all of which funds have a triple-A rating by Standard and Poor's Ratings Group and Moody's Investor Services, Inc.;

          (f) Trade payables, accrued payroll and vacation, and taxes payable, all accrued in the ordinary course of business;

          (g) Present and future Investments by the Borrowers in any Person which is a Borrower listed on SCHEDULE 1 hereto;

          (h) Other Investments in addition to the existing Investments permitted in clause (i) below; PROVIDED that such other Investments shall not exceed $4,000,000 (such amount determined on the basis of cost) at any one time outstanding;

          (i)     Existing Investments listed on ANNEX I hereto; and

          (j) Short term money market investments in money market loans or portions of such loans sold by the Agent or any Lender; and

          (k) Investment in acquisition permitted pursuant to Section 8.04 hereof referred to in clause (i) below.

          8.04 MERGER, CONSOLIDATION, AND ACQUISITION. No Borrower will become a party to any merger, consolidation, or acquisition EXCEPT (a) for the merger or consolidation of a Borrower with another Borrower or (b) where (i) such Borrower is the surviving corporation of a merger; (ii) such merger, consolidation, or acquisition is of a Person in the environmental consulting, engineering or related field; (iii) the Agent and each Lender has been provided with a certificate demonstrating that the Borrowers are in current compliance with and, after giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the covenants in this Section 8; (iv) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of TRC that is a Borrower, or, in the case of a stock acquisition, the acquired company shall become or shall be merge with a wholly-owned Subsidiary of TRC that is a Borrower, and each newly created Subsidiary shall grant to the Agent (for the benefit of the Lenders) a security interest in its assets that are of the same type and character as the Collateral to secure its Obligations and shall otherwise comply with the provisions of Section 7.14 hereof; (v) the required majority of the board of directors (or comparable governing body) of the target company incumbent at the time such acquisition, merger or consolidation is proposed has acquiesced either voluntarily or by order of a court of competent jurisdiction, or the transaction is otherwise deemed in the reasonable judgment of the Required Lenders to be a "friendly" acquisition; (vi) the total consideration for such merger, consolidation or acquisition (including cash and assumed Indebtedness) shall not exceed $8,000,000 for any single merger, consolidation or acquisition and an aggregate amount of $20,000,000 for all such mergers, consolidations or acquisitions consummated in any period of twelve (12) consecutive months without the prior written consent of the Required Lenders;
(vii) the Borrowers shall have delivered to the Agent and each Lender in form and substance satisfactory to the Required Lenders, information on the transaction to be completed, including, without limitation, PRO FORMA covenant compliance calculations, historical financial statements and due diligence summaries; and PROVIDED FURTHER that both immediately before and after any such merger, consolidation or acquisition, no Defaults or Events of Default shall have occurred or be continuing; and (viii) there shall be no such merger, consolidation or acquisition of any Person organized under the law of any jurisdiction outside of the United States.

          8.05 SALE AND LEASEBACK. None of the Borrowers will enter into any arrangement, directly or indirectly, whereby any Borrower or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which any Borrower or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

          8.06 SALES OF ASSETS. None of the Borrowers will, and no Borrower will permit any Subsidiary to, sell or otherwise dispose of any of their respective assets consisting of securities (other than any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, held by any Borrower or any Subsidiary), real property or personal property, including without limitation all or any part of any of any Borrower's operating divisions (excluding sales of assets in the ordinary course of the business), without the prior written approval of the Required Lenders, with the following exceptions: (i) any Borrower may sell obsolete or worn-out property not used or useful in its business and (ii) so long as no Default or Event of Default has occurred and is continuing, the Borrowers may sell or otherwise dispose of assets provided that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of all such assets shall not exceed [$1,000,000] during any fiscal year.

          8.07 INTEREST COVERAGE RATIO. The Borrowers will not permit the ratio of Consolidated EBITDA MINUS Capital Expenditures to Consolidated Total Interest Expense to be less than 4.5:1 for any Test Period.

          8.08 LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio to be greater than 2.25:1 for any Test Period.

          8.09 CURRENT ASSETS TO TOTAL LIABILITIES RATIO. The Borrowers will not permit the ratio of Consolidated Current Assets to Consolidated Total Liabilities to be less than 1.00 to 1.00 at all times prior to December 29, 2002, and 1.15 to 1.00, at all times thereafter, measured quarterly.

          8.10 NET WORTH. The Borrowers will not permit Consolidated Net Worth at any time to be less than (a) $105,000,000 PLUS (b) the sum of (i) 75% of quarterly positive net income on a cumulative basis commencing with results reported with respect to the fiscal quarter ending December 31, 2001 and (ii) 100% of the value of all property received by the Borrowers in exchange for the issuance of new equity securities (or the sale of treasury shares) of any of the Borrowers issued subsequent to December 31, 2001, measured quarterly.

          8.11 RESTRICTIONS ON NEGATIVE PLEDGES. The Borrower will not enter into any agreement (excluding this Credit Agreement and the other Credit Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired.

          8.12 DISTRIBUTIONS. None of the Borrowers will make any Distributions on or in respect of its capital (including, without limitation, the Specified Preferred Stock) of any nature whatsoever, OTHER than (i) dividends payable solely in shares of common stock, (ii) cash dividends in respect of the Specified Preferred Stock at the specified coupon rate so long as any such cash dividend is approved in writing by the Required Lenders prior to the distribution thereof and (iii) Distributions in the form of repurchases of shares of its common stock so long as immediately prior, and after giving effect to, any such repurchase, the Borrowers have demonstrated to the satisfaction of the Required Lenders that the Borrowers shall remain in compliance with the financial covenants set forth in Sections 8.07, 8.08, 8.09 and 8.10 on a PRO FORMA basis.

          8.13 EXIT STRATEGY PROJECTS. The Borrowers will not undertake, or commit to undertake, any Exit Strategy Project unless (a) the Borrowers have provided to the Agent and each Lender a written summary of the scope of such Exit Strategy Project in form and substance satisfactory to the Required Lenders, including a summary of the reimbursement mechanics and insurance for such project, (b) the Borrowers have provided evidence satisfactory to the Required Lenders that the risks to the Borrowers associated with such Exit Strategy project are similar to and in any event do not exceed the risks associated with the Wells Project, (c) the Borrowers have provided the Agent and each Lender with a schedule of all reserves taken against all Exit Strategy Project contracts and agreement and an explanation for such reserves as well as the Borrowers' expected resolution thereof, and (d) upon execution of such Exit Strategy Project contract or agreement, the Borrowers will furnish to the Agent and each Lender a copy of such Exit Strategy contract or agreement and the associated insurance policies.

          8.14 USE OF PROCEEDS. None of the Borrowers will use the proceeds of the Loans, or the Letters of Credit for any purpose other than the purposes set forth in Section 6.02 hereof.

          8.15 CHANGE FISCAL YEAR. None of the Borrowers will change or otherwise permit its fiscal year to end on any day other than June 30th.

          8.16 REGARDING THE SPECIFIED PREFERRED STOCK. None of the Borrowers will permit the redemption or call of the Specified Preferred Stock for cash at any time prior to the Revolving Credit Expiration Date.

          SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

          9.01 EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each an EVENT OF DEFAULT):

          (i) PAYMENT DEFAULT. The Borrowers shall (a) default in the payment when due of any principal of the Loans or Unpaid Drawings or (b) default in the payment of interest on the Loans or any other amounts owing hereunder, under the Notes or under any other Credit Document, and such default shall continue for a period of five (5) or more days;

          (ii) NEGATIVE COVENANT BREACH. Any Borrower (or any of its Subsidiaries) shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 8 hereof;

          (iii) OTHER COVENANT BREACHES. Any Borrower (or any of its Subsidiaries) shall default in the due performance or observance of any term, covenant or agreement (other than those referred to in clauses (i) and (ii) above) contained in this Agreement, the Notes or any other Credit Document, and such default shall continue unremedied for a period of at least forty-five (45) days after the earlier to occur of (a) the date any Borrower obtains actual knowledge of such default or (b) the date notice of such default is given to the Borrowers by the Agent;

          (iv) DEFAULT UNDER OTHER AGREEMENTS. (a) Any Borrower or (any of its Subsidiaries) shall default in any payment with respect to any Indebtedness in an aggregate amount greater than $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity or (b) any such Indebtedness shall be declared to be due and payable, or required to be prepaid as a mandatory prepayment, prior to the stated maturity thereof;

          (v) VOLUNTARY BANKRUPTCY. Any Borrower (or any of its Subsidiaries) commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing;

          (vi) INVOLUNTARY BANKRUPTCY. Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Borrower (or any of its Subsidiaries) or an order for relief is entered in any such proceeding and is not dismissed within sixty (60) days;

          (vii) APPOINTMENT OF RECEIVER. The appointment, or the filing of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Borrower (or any of its Subsidiaries) or any of their respective properties or the taking of possession of any part of such property at the instance of any governmental authority;

          (viii) INSOLVENCY. Any Borrower (or any of its Subsidiaries) becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

          (ix) REORGANIZATION. The dissolution, merger, consolidation, or reorganization of any Borrower or any of its Subsidiary (other than as expressly permitted under Section 7.05 or Section 8.04 hereof);

          (x) ACTION IN FURTHERANCE OF CERTAIN DEFAULTS. Any Borrower (or any of its Subsidiaries) has taken any corporate action for the purpose of effecting any of the events described in clauses (v), (vii) or (ix) above;

          (xi) MATERIAL MISSTATEMENT. Any statement, representation or warranty made by any Borrower in or pursuant to this Agreement or any other Credit Document or to induce the Lenders to enter into this Agreement or to enter into the transactions referred to in this Agreement shall prove to be untrue or misleading in any material respect;

          (xii) ENTRY OF JUDGMENT. The entry or issuance of judgments, orders, decrees or fines against any Borrower (or any of its Subsidiaries) which, in the aggregate, involve liabilities in excess of the sum of $1,000,000 (the discharge of which is not the obligation of any insurance company) and any such judgments or orders involving liabilities in excess of said sum shall have continued unbonded or unsatisfied and without stay of execution or agreement between the parties thereon for a period of thirty (30) days after the entry or issuance of such judgment, OTHER than judgments, orders or decrees voluntarily entered into by a Borrower in connection with the undertaking of an Exit Strategy Project permitted pursuant to
                  Section 8.13 hereof; or

          (xiii) CHANGE OF CONTROL. The occurrence of a Change of Control or any Borrower shall have become bound to any contract or agreement or shall have commenced any corporate proceedings in furtherance of a Change of Control, OTHER than a Change of Control of an Immaterial Subsidiary as a result of the sale of equity interests in such Immaterial Subsidiary within the limits set forth in Section 8.06 hereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing the Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claim against any Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in clause (v), (vi), (vii) or (viii) above shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare all of the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default as specified in clause (v) (vi), (vii) or (viii) above, it will pay) to the Agent such additional amounts of cash to be held as cash collateral for the reimbursement obligations of the Borrowers for Drawings that may subsequently occur under any Letter of Credit then outstanding, equal to the Stated Amount of all such Letters of Credit.

          Notwithstanding anything contained in the foregoing paragraph, if at any time within sixty (60) days after an acceleration of the Loans pursuant to the preceding paragraph, the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in the Credit Documents) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Required Lenders, then the Required Lenders, by written notice to the Borrowers, shall rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Lenders and are not intended to benefit any Borrower and do not grant any. Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met. Without limiting the generality of the remedies available to the Lenders pursuant to the Credit Documents or by law following an Event of Default, the rate of interest on the principal portion of the Obligations shall be increased to a rate equal to the Default Rate.

          9.02 RIGHT OF SET-OFF. If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, whether or not any Lender shall have made demand under any Credit Document and regardless of the adequacy of any collateral or other form of security for the Obligations or other means of obtaining repayment of the Obligations, each Lender shall have the right, without notice to any Borrower or any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Obligations any items or funds of any Borrower and/or any Obligor held by each Lender or any Affiliate of such Lender, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of any Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by any Borrower and/or any Obligor for its or their own account with any Lender or any Affiliate thereof, and any other indebtedness at any time held or owing by the Lender or any Affiliate to or for the credit or the account of any Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, each Lender shall have, and each Borrower hereby grants to each Lender, a first Lien on and security interest in such deposits, property, funds and accounts and the proceeds thereof.

          9.03 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.03 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The foregoing shall in no way obligate any Lender to seek payment in respect of the Obligations of such Borrower hereunder through such Lender's right of set-off or otherwise at any time, or in any particular order relative to such other rights or remedies such Lender may possess, in a manner that prejudices or impairs (as determined in such Lender's sole discretion) any other right or remedy such Lender may possess to enforce claims against any Borrower in respect of Obligations of the Borrowers hereunder or such other Obligations of any Borrower owed to such Lender.

          9.04 TURNOVER OF PROPERTY HELD BY AFFILIATE. Each Borrower further authorizes each Affiliate of any Lender, upon and following the occurrence of an Event of Default, at the request of the Lender so affiliated, and without notice to such Borrower, to turn over to such Lender any property of such Borrower, including, without limitation, funds and securities, held by such Affiliate for such Borrower's account and to debit, for the benefit of such Lender, any deposit account maintained by such Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by such Lender up to the amount of the Obligations, and to pay or transfer such amount or property to such Lender for application to the Obligations.

          9.05 REMEDIES CUMULATIVE; NO WAIVER. The rights, powers and remedies of the Agent and the Lenders provided in this Agreement and any of the other Credit Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Agent or any of the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     SECTION 10. THE AGENT.

          10.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints First Union National Bank as the Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

          10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          10.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Credit Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the property, books or records of the Borrowers.

          10.04 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, or any other form of written, electronic or telephonic message, statement, order or other document, or conversation or communication believed by it in good faith to be genuine and correct and to have been signed, sent, made or transmitted by a Responsible Officer and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Credit Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes. Without limiting the generality of the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Documents in accordance with the instructions of the Lenders.

          10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

          10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each

Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of each Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.07 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. If, however, the Agent shall have been reimbursed by the Borrowers in respect of any amounts previously paid to the Agent by the Lenders pursuant to this Section 10.07, then the Agent shall pay to the Lenders their Pro Rata Shares of such duplicative reimbursement. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          10.08 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Agent were not the Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Agent, and the terms LENDER and LENDERS shall include the Agent in its individual capacity.

          10.09   SUCCESSOR AGENT. The Agent may resign as Agent upon thirty
(30) days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, then the Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower. If a successor Agent shall not have been so appointed within said thirty (30) day period, the Agent shall appoint from among the Lenders a successor agent for the Lenders. Any such successor agent shall succeed to the rights, powers and duties of the Agent, and the term AGENT shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          SECTION 11. MISCELLANEOUS.

          11.01 NOTICE, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including facsimile transmission) and mailed or transmitted or delivered as follows:

If to the Borrowers (or any of them) at:     TRC Companies, Inc.
                                             5 Waterside Crossing
                                             Windsor, Connecticut  06095
                                             Attention: Chief Financial Officer
                                             Telephone: (860) 298-6206
                                             Telecopier: (860) 298-6291

If to the Agent at:                          First Union National Bank
                                             600 Cuthbert Boulevard
                                             Haddon Township, NJ  08108
                                             Attention: Heather Coccia, Credit Products Manager
                                             Telephone: (856) 833-1245
                                             Telecopier: (856) 858-7541

If to a Lender at:                           In accordance with its Administrative Reply Form

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 9.02. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or upon receipt of confirmation in the case of a facsimile, addressed as aforesaid, except that notices to the Agent and the Lenders pursuant to the provisions of Section 2 hereof shall not be effective until received by the Agent and the Lenders.

          Any notice required to be delivered to a Borrower, shall be deemed given to each Borrower when so given to any Borrower in accordance with the delivery instructions stated above. Any notice given by a Borrower hereunder shall be deemed given by each Borrower, and the Agent and the Lenders are entitled to rely on said notice of any Borrower as if communicated by, and received from, each Borrower.

          11.02 COSTS AND EXPENSES. Whether or not the transactions contemplated by the Credit Documents are fully consummated, the Borrowers shall promptly pay (or reimburse, as the Agent and/or any of the Lenders, as the case may be, may elect) all costs and expenses which the Agent or the Lenders have incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation, perfection, monitoring, administration and enforcement of the Credit Documents, the collection of all amounts due under the Credit Documents, and all amendments, modifications, consents or waivers, if any, to the Credit Documents. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Agent and/or any of the Lenders, the costs of appraisals, costs of environmental studies, searches of public records, costs of filing and recording documents with public offices, internal and/or external audit and/or examination fees and costs, stamp, excise and other taxes and costs and expenses incurred by the Agent or any of the Lenders, and the fees of the accountants, consultants or other professionals engaged by the Agent or the Lenders in connection with the transactions contemplated in this Agreement and the other Credit Documents. Without limiting the generality of the foregoing, the Borrower shall reimburse the Agent for the costs and expenses of counsel to the Agent, for services rendered in consideration with the preparation and negotiation of the Credit Documents and matters related thereto. Such reimbursement shall be payable on the Closing Date. The Borrower's reimbursement obligations under this paragraph shall survive any termination of the Credit Documents.

          11.03 PAYMENT DUE ON A DAY OTHER THAN A BUSINESS DAY. If any payment due or action to be taken under this Agreement or any other Credit Document falls due or is required to be taken on a day that is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

          11.04 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New Jersey without reference to conflict of laws principles.

          11.05 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement and the other Credit Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

          11.06 AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders; PROVIDED, that no such change, waiver, discharge or termination shall, without the consent of each Lender, (i) extend the final maturity of any Loan or Note, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees payable hereunder or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of the Credit Commitment of any Lender), (ii) release all or substantially all of collateral at such time securing the Obligations (except as expressly provided in such instruments pertaining to such collateral), (iii) the release of any guaranty at any time supporting the Obligations, (iv) amend, modify or waive any provision of this Section, or Section 2.12, 2.13, 4.05, 9.01, 9.02, 9.03, 11.02, 11.08 or 11.11; (v) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; (vi) alter or amend any provision hereof expressly requiring the consent, satisfaction or acceptance of all of the Lenders; or (vii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. No provision of Section 10 hereof may be amended without the consent of the Agent. The provisions of Sections 2.09, 2.10, 2.11, 2.12 and 2.13 shall not be amended or modified in any way that adversely affects the Agent with respect to its obligation to issue Letters of Credit, without the Agent's consent.

          11.07 SUCCESSORS AND ASSIGNS. This Agreement (i) shall be binding upon each Borrower, the Agent and the Lenders and their successors and permitted assigns, and (ii) shall inure to the benefit of each Borrower, the Agent and the Lenders and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no Borrower may assign its rights hereunder or any interest herein without the prior written consent of the Lenders, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Lenders.

          11.08 PARTICIPATIONS AND ASSIGNMENTS. Each Borrower hereby acknowledges and agrees that each Lender may at any time: (I) grant participations in all or any portion of its rights and obligations hereunder (including, without limitation, its obligation to make advances hereunder in accordance with its Commitment) or under its Revolving Credit Note (collectively, "PARTICIPATIONS") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (each a "PARTICIPANT"); PROVIDED, HOWEVER, that: (i) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such Participation, and (ii) such Lender (A) shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (B) shall not in any event be relieved from its obligations to make advances hereunder in accordance with its Commitment; PROVIDED, HOWEVER, that such Lender may agree with the Participant that such Lender will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Obligations so participated or postpone the date fixed for any payment of principal of or interest on such Obligations; and (II) assign up to one hundred percent (100%) of its rights and obligations hereunder (including, without limitation, its obligation to make advances hereunder in accordance with its Commitment) or under its Revolving Credit Note; PROVIDED, HOWEVER, that, except with respect to assignments between and among Lenders which are parties to this Agreement (as to which the conditions in clauses (i) through (iii) below shall not be applicable) prior to such assignment: (i) it has obtained the prior written consent of the Agent (which consent shall not be unreasonably withheld) and has delivered to the Agent and the Borrowers a duly completed and executed assignment and assumption agreement in the form attached hereto as EXHIBIT F (as "ASSIGNMENT AND ASSUMPTION AGREEMENT"); (ii) the amount assigned shall be an amount equal to $5,000,000 or multiples of $1,000,000 in excess thereof; and (iii) such Lender has paid to the Agent a transfer fee of $3,500. Notwithstanding anything in this
Section 11.08 to the contrary, each Lender may sell or assign, in whole or in part, any or all of its interest in the Obligations (without the consent of any Person or any other restriction) to (i) any Affiliate of such Lender, (ii) any Federal Reserve Bank in connection with a pledge of said interest as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System, and (iii) any Person at any time after an Event of Default. The holder of any sale, assignment or Participation permitted pursuant to this
Section 11.08, if the applicable agreement between the relevant Lender and such holder so provides, (i) shall be entitled to all of the rights, obligations and benefits of a Lender hereunder and (ii) shall be deemed to hold and may exercise the rights of set-off or banker's lien with respect to any and all obligations of such holder to the Borrower, in each case as fully as though the Borrowers were directly indebted to such holder. Each Borrower authorizes each Lender to provide information concerning such Borrower to any prospective purchaser, assignee or participant. The information provided may include, but is not limited to, amounts, terms, balances, payment history, and any financial or other information about such Borrower. Each Borrower agrees to indemnify, defend, and release any Lender that has so disclosed such information, and hold such Lender harmless, at such Borrower's cost and expense, from and against any and all lawsuits, claims, actions, proceedings, or suits against such Lender arising out of or relating to such Lender's reporting or disclosure of such information.

          11.09 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. In lieu of any illegal or unenforceable provision in this Agreement, there shall be added automatically as a part of this Agreement a legal and enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.

          11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Borrower irrevocably appoints each and every Responsible Officer (or higher ranking officer) of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address of TRC set forth in this Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Credit Documents. Each Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of New Jersey or in the United States District Court for the District of New Jersey by service of process on any such officer. Each Borrower further agrees that such courts of the State of New Jersey and the United States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of such Borrower and all collateral for the Obligations. Notwithstanding the foregoing, each Borrower agrees that any action brought by a Borrower (or all of them) shall be commenced and maintained only in a court in the federal judicial district or county in which the Agent has its principal place of business in New Jersey.

          11.11 CONFIDENTIALITY; PUBLICITY. The Agent and each Lender shall hold, and shall cause its Participants and prospective Participants, if any, to agree to hold, all non-public information obtained pursuant to the requirements of any Credit Document which has been identified as such by the Borrowers in accordance with its customary procedure for handling confidential information of such nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE assignee, transferee or participant or as legally required or reasonably requested by any governmental agency or representative thereof or pursuant to legal process. The foregoing notwithstanding, the Borrowers acknowledge and agree that First Union National Bank and the other Lenders may share with their respective Affiliates (including, without limitation, First Union Securities, Inc.) any information relating to the Facility and the Borrowers, but any such sharing of the information shall be solely for purposes reasonably related to the transaction contemplated herein. The Borrowers further acknowledge and agree to the disclosure by First Union National Bank and the other Lenders of information relating to the Facility to GOLD SHEETS and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

          11.12   INDEMNIFICATION.

          (a) Each Borrower agrees to indemnify the Agent and each Lender, their respective Affiliates and each of their respective directors, officers, agents and employees (each an Indemnitee) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, the other Credit Documents or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder (i) for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction or (ii) in the case where the dispute from which such claim for indemnity arose has been adjudicated in a final non-appealable court order or decision in a manner contradictory to such Indemnitee's claim.

          (b) If, after receipt of any payment of all or any part of the Obligations, any Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible set-off, or a diversion of trust funds), then this Agreement and the other Credit Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless such Lender with respect to, the full amount so surrendered.

          (c) The provisions of this subsection shall survive the termination of this Agreement and the other Credit Documents and shall be and remain effective notwithstanding the payment of the Obligations, the release of any security interest, lien or encumbrance securing the Obligations or any other action which the Lenders may have taken in reliance upon their receipt of such payment. Any action by the Lenders shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

          11.13 INCONSISTENCIES. The Credit Documents are intended to be consistent. However, in the event of any inconsistencies between this Agreement and any of the other Credit Documents, the terms of this Agreement shall govern, but such inconsistency shall not otherwise affect the validity or enforceability of such inconsistent Credit Document.

          11.14 HEADINGS. The headings of sections and paragraphs and table of contents have been included herein for convenience only and shall not be considered in interpreting this Agreement.

          11.15 EXHIBITS AND ANNEXES. The Exhibits and Annexes attached hereto and the provisions thereof, are incorporated herein.

          11.16   JUDICIAL PROCEEDING; WAIVERS.

          (i) EACH PARTY TO THIS AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. IN THE EVENT THAT THE FOREGOING WAIVER OF JURY TRIAL BY THE BORROWER IS DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW, EACH BORROWER, THE AGENT AND THE LENDERS AGREE THAT THE PROVISIONS OF ANNEX III TO THIS AGREEMENT SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN.

          (ii) EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

          (iii) EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDERS WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

          11.17 JOINT AND SEVERAL LIABILITY. For the avoidance of doubt, each Borrower hereby acknowledges that obligations of each Borrower hereunder are joint and several entitling the Agent and the Lenders to enforce said obligations against any Borrower or all of the Borrowers in the sole and absolute discretion of the Agent or the Lenders, as the case may be. The obligation of each Borrower hereunder, and under each other Credit Document, are primary and independent obligations of such Borrower, and not the obligations of a surety, guarantor, or endorsement or accommodation party. Notwithstanding the foregoing, any claims, defenses, rights or procedure requirements that would inure to the benefit of any Borrower as a surety, guarantor, or endorsement or accommodation party with respect to the enforcement of such obligations are, to the fullest extent permissible under applicable law, expressly waived and released by each Borrower.

          11.18 EXECUTION CERTIFICATION. Each Borrower hereby certifies that this Agreement, each of the Notes and each of the other Loan Documents to which it is a party were executed by each Borrower and delivered to the Agent in the State of New Jersey.

          IN WITNESS WHEREOF, the Borrowers have caused this Agreement to be duly executed and delivered by its officers duly authorized as of the date first above written.

THE BORROWERS:
TRC COMPANIES, INC.                                          TRC ENVIRONMENTAL CORPORATION

By:  /s/ Harold C. Elston, Jr.                               By: /s/ Harold C. Elston, Jr.
    -----------------------------------------                   --------------------------------------
    Harold C. Elston, Jr., Senior Vice                          Harold C. Elston, Jr., Vice President &
    President & Chief Financial Officer                         Treasurer

TRC ENGINEERS, INC.                                          TRC ENVIRONMENTAL SOLUTIONS, INC.


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    --------------------------------------
    Harold C. Elston, Jr., Vice President                       Harold C. Elston, Jr., Assistant Treasurer
    & Treasurer

TRC MARIAH ASSOCIATES INC.                                   TRC GARROW ASSOCIATES, INC.


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    ---------------------------------------
    Harold C. Elston, Jr., Vice President                       Harold C. Elston, Jr., Treasurer
    & Treasurer

TRC ALTON GEOSCIENCE, INC.                                   VECTRE CORP.


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                   --------------------------------------
     Harold C. Elston, Jr., Assistant Treasurer              Harold C. Elston, Jr., Treasurer

HUNTER ASSOCIATES TEXAS, LTD.                                LOWNEY ASSOCIATES
By Hunter Associates, Inc., its General Partner


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                 --------------------------------------
    Harold C. Elston, Jr., Treasurer                         Harold C. Elston, Jr., Treasurer

OMNI ENVIRONMENTAL                                           IMBSEN & ASSOCIATES
CORPORATION

By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    --------------------------------------
     Harold C. Elston, Jr., Treasurer                           Harold C. Elston, Jr., Assistant Treasurer

ENGINEERED AUTOMATION                                        ECON CAPITAL, LP
SYSTEMS, INCORPORATED                                        By TRC Companies, Inc., its General Partner


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    ---------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer

TRC ENERGYSOLVE LLC                                          GBF HOLDINGS LLC
By TRC Companies, Inc., its Managing Member                  By TRC Companies, Inc., its Managing Member


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    --------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer

PBWO HOLDINGS, LLC                                           CO-ENERGY GROUP LLC
By TRC Companies, Inc., its Managing Member


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    --------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Assistant Treasurer


HUNTER ASSOCIATES, INC.                                      METUCHEN REALTY ACQUISITION, LLC
                                                             By TRC Companies, Inc., its Managing Member


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    ----------------------------------------                    ----------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer


E/PRO ENGINEERING AND                                        CARSON-SALCEDO-MCWILLIAMS, INC.
ENVIRONMENTAL CONSULTING LLC


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    -----------------------------------------                   --------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer


NEW CENTURY ENGINEERING                                      SITE-BLAUVELT ENGINEERS, INC.
SUPPORT SERVICES, LLC                                        (New Jersey)


By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    -----------------------------------------                   --------------------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer

SITE CONSTRUCTION SERVICES INC.                              SITE-BLAUVELT ENGINEERS, INC.
                                                             (New York)

By: /s/ Harold C. Elston, Jr.                                By: /s/ Harold C. Elston, Jr.
    -----------------------------------------                   -----------------------------
    Harold C. Elston, Jr., Treasurer                            Harold C. Elston, Jr., Treasurer


SITE-BLAUVELT ENGINEERS, INC.
(Virginia)

By: /s/ Harold C. Elston, Jr.
    -----------------------------------------
    Harold C. Elston, Jr., Treasurer

                                                             THE AGENT:
                                                             FIRST UNION NATIONAL BANK,
                                                             AS AGENT


                                                             By: /s/ Paul J. Bakey
                                                                -----------------------------
                                                                Paul J. Bakey, Vice President

                                                             THE LENDERS:
COMMITMENTS:                                                 FIRST UNION NATIONAL BANK, INDIVIDUALLY
$32,000,000
(includes a $5,000,000 Swingline Commitment)
                                                             By: /s/ Paul J. Bakey
                                                                 -----------------------------
                                                                 Paul J. Bakey, Vice President
AGGREGATE COMMITMENT: $32,000,000

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